SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      The Reader's Digest Association, Inc.
------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
    or Investment Company Act Rule 20a-1(c).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)  Title of each class of securities to which transaction applies:

       2)  Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:

       4)  Proposed maximum aggregate value of transaction:

[ ] Fee paid previously with preliminary materials.

[ ] Check the box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                                                        September 26, 2002

DEAR STOCKHOLDER:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Reader's Digest Association, Inc. to be held at 9:00 a.m. on Friday, November 8, 2002, at Reader's Digest's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

     The accompanying Notice of Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of Reader's Digest, and stockholders will have an opportunity to discuss matters of interest concerning Reader's Digest.

     Although only holders of record of Reader's Digest's Class B Voting Common Stock at the close of business on September 12, 2002 are entitled to vote at the Meeting, we invite all Reader's Digest stockholders, including the holders of Reader's Digest Class A Nonvoting Common Stock, to attend.

     As a result of heightened security, to gain admission to the Meeting, you will be required to present identification containing your photograph. Your packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. Please do not bring non-essential packages, bags or other items to the Meeting. We may take other security measures in connection with the Meeting. Please plan accordingly.

     If you are entitled to vote at the Meeting, it is important that your shares be represented at the Meeting, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the Meeting in person.


                                 Sincerely yours,



                                 THOMAS O. RYDER
                                 Chairman and Chief Executive Officer


===============================================================================
NOTE: HOLDERS OF CLASS A NONVOTING COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING. THEY ARE RECEIVING THIS PROXY STATEMENT FOR INFORMATION PURPOSES ONLY AND WILL NOT RECEIVE A PROXY CARD.
===============================================================================

                  NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. will be held at Reader's Digest's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 8, 2002 at 9:00 a.m., New York time, to consider and take action on the following matters:

(1)      election of Directors of Reader's Digest;

(2) approval of The Reader's Digest Association, Inc. Employee Stock Purchase Plan;

(3) approval of The Reader's Digest Association, Inc. International Employee Stock Ownership Plan;

(4) approval of The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan;

(5) approval of The Reader's Digest Association, Inc. Director Compensation Program; and

(6)      such other business as may properly come before the meeting.

The record date for the Meeting is September 12, 2002. Reader's Digest is required to send notice of the Meeting only to record holders of Reader's Digest Class B Voting Common Stock at the close of business on the record date. Only those stockholders are entitled to attend the Meeting and to vote those shares at the Meeting. Holders of Reader's Digest Class A Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                                         BY ORDER OF THE BOARD OF DIRECTORS:





                                         C.H.R. DUPREE
                                         Vice President and Corporate Secretary
September 26, 2002

                                 PROXY STATEMENT

                               GENERAL INFORMATION


ANNUAL MEETING TIME AND LOCATION

     The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. will be held at Reader's Digest's Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 8, 2002 at 9:00 a.m., New York time. Driving directions to the Wallace Auditorium appear on the last page of the Proxy Statement.

PRINCIPAL EXECUTIVE OFFICES OF READER'S DIGEST

     The mailing address of the principal executive offices of Reader's Digest is Pleasantville, New York 10570.

RECORD DATE; SECURITIES ENTITLED TO BE VOTED AT THE MEETING

     The record date for the Meeting is September 12, 2002. Only shares of Reader's Digest Class B Voting Common Stock held by holders of record at the close of business on the record date are entitled to vote at the Meeting. Each share of Class B Voting Common Stock is entitled to one vote. On September 12, 2002, 12,432,164 shares of Class B Voting Common Stock were outstanding.

     Reader's Digest Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

MEETING ADMITTANCE PROCEDURES

     Only stockholders of record on the record date, or their duly appointed proxy holders (not to exceed one per stockholder), may attend the Meeting. If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. We will then place your name on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting. As a result of heightened security, to gain admission to the Meeting, you will be required to present identification containing your photograph. Your packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. Please do not bring non-essential packages, bags or other items to the Meeting. We may take other security measures in connection with the Meeting. Please plan accordingly.

     If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you must also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming that you beneficially own the shares.

PROXIES SOLICITED BY THE BOARD OF DIRECTORS

     We are sending or giving this Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common Stock, to stockholders beginning on or about September 26, 2002.

     The Reader's Digest Board of Directors is soliciting the accompanying proxy card. You may revoke your proxy by giving written notice to the Corporate Secretary of Reader's Digest at any time before your proxy is voted. The Board of Directors will vote valid proxies that it receives in favor of the election of the Board's nominees (except to the extent that authority is withheld). The Board will vote those proxies on any management proposals and on any stockholder proposals as stated in the instructions in the proxy. Your presence at the Meeting does not of itself revoke the proxy.

     Reader's Digest will bear the cost of the solicitation of proxies through use of this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. Reader's Digest has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, regular Reader's Digest employees may solicit proxies personally, or by mail, telephone or electronic transmission, without additional compensation.

VOTE TABULATION

     Abstentions and "broker non-votes" are counted as "present" in determining whether the quorum requirement is satisfied. Abstentions have the same effect as votes against proposals presented to stockholders other than election of directors. "Broker non-votes" will have no effect on the election of directors. "Broker non-votes" will have no effect on any other proposals to be considered at the Meeting, provided that holders of over 50% of the outstanding shares of common stock cast votes on the proposal. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     As a matter of Reader's Digest practice, stockholder votes at the Meeting are tabulated on a confidential basis by independent third parties and certain Reader's Digest employees involved in the tabulation process. Each stockholder proxy card and ballot are kept confidential until the final vote is tabulated. Reader's Digest may disclose proxy solicitation information, however, if applicable law requires, if the proxy card contains a stockholder comment or question or if the proxy solicitation is contested.




                      PROPOSAL NO. 1--ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors currently consists of ten members who are elected annually to hold office until the next Annual Meeting or until their successors are duly elected and qualified. Mr. C.J. Silas is retiring from the Board of Directors at the 2002 Annual Meeting and, at that time, the Board of Directors will be reduced to nine Directors.

     The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxies will be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who is designated by the Board of Directors to fill that vacancy, unless the size of the Board is further reduced.

     Set forth below are: (1) the name and age of each nominee, (2) the nominee's present positions and offices with Reader's Digest, (3) the year in which the nominee was first elected a Director of Reader's Digest and (4) the nominee's principal occupations during the past five years.


                        POSITIONS AND OFFICES WITH READER'S DIGEST AND
     NAME AND AGE       PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS


 Thomas O. Ryder (58)...Mr. Ryder has been Chairman of the Board and Chief Executive Officer and a Director of Reader's Digest since April 1998. Prior to April 1998, Mr. Ryder was President, American Express Travel Related Services International, a division of American Express Company. Mr. Ryder is also a director of Starwood Hotels & Resorts Worldwide, Inc.

Jonathan B. Bulkeley
 (41).................. Mr. Bulkeley joined the Board of Directors in January
                        2001. Mr. Bulkeley serves as the non-executive Chairman of QXL ricardo plc, a European online auction company. Mr. Bulkeley also served as a director of Cross Media Marketing from 2001 until July 2002. He was Chairman and Chief Executive Officer of LifeMinders Inc., an online direct marketing firm, during 2001, having served as a director of that company since August 1999. He was Chief Executive Officer of barnesandnoble.com from January 1999 to January 2000. Prior to January 1999, he was affiliated with America Online, including serving as Managing Director of the online services joint venture of AOL-U.K. and Bertelsmann Online and President of AOL-U.K. Mr. Bulkeley is also a director of Milliken & Co.

Herman Cain (56)....... Mr. Cain, who joined the Board of Directors in
                        June 2001, is Chairman of Godfather's Pizza, Inc. He is also the founder, President and Chief Executive Officer of T.H.E., Inc., a leadership consulting company. Mr. Cain is a director of Aquila, Inc., Godfather's
                        Pizza, Inc. and Whirlpool Corporation.

Lynne V. Cheney (61)....Mrs. Cheney joined the Board of Directors in 1993. She is an author and lecturer and has been a senior fellow of the American Enterprise Institute for Public Policy Research since January 1993. Prior to January 1993, she served as Chairman of the National Endowment for the Humanities. Mrs. Cheney is also a director of American Express Mutual Funds.

M. Christine DeVita
 (52).................. Ms. DeVita has been a member of the Board of Directors of Reader's Digest since 1993. She has been President of the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. since June 1989.

James E. Preston (69)...Mr. Preston has been a member of the Board of Directors of Reader's Digest since 1994. He retired as Chairman of the Board of Avon Products, Inc. (beauty and related products) in May 1999, a position he had held since January 1989; he was Chief Executive Officer prior to July 1998, and President prior to November 1993. Mr. Preston also serves on the board of directors of Aramark, Inc. and Foot Locker, Inc.

                        POSITIONS AND OFFICES WITH READER'S DIGEST AND
    NAME AND AGE        PRINCIPAL OCCUPATIONS DURING THE PAST FIVE YEARS

Lawrence R. Ricciardi
 (62).................. Mr. Ricciardi has been a member of the Board of
                        Directors of Reader's Digest since 1998. In July 2002, he retired as Senior Vice President of International Business Machines Corporation, where he had served as Senior Vice President and General Counsel from May 1995 to February 2002. Mr. Ricciardi also serves as a director of Royal Dutch Petroleum Company.

William J. White (64)...Mr. White has been a member of the Board of Directors of
                        Reader's Digest since 1996. He has been a professor at the Robert R. McCormick School of Engineering and Applied Science at Northwestern University since January 1998. He retired as Chairman of the Board of Bell & Howell Company (information access and mail processing systems) in December 1997, a position he had held since 1990. Mr. White also served as Chief Executive Officer of Bell & Howell Company until March 1997 and as President until February 1995. Mr. White is also a director of ProQuest Company (formerly Bell & Howell Company) and Packaging Dynamics Corporation.

Ed Zschau (62)..........Mr. Zschau has been a member of the Board of Directors of Reader's Digest since January 1999. He is a visiting lecturer at Princeton University. Prior to September 1, 2000, Mr. Zschau was a professor of management at the Graduate School of Business Administration of Harvard University, where he joined the faculty in 1996. Mr. Zschau is also a director of StarTek, Inc.



CORPORATE GOVERNANCE GUIDELINES

     The Board of Directors of Reader's Digest believes that the responsibility of Directors is to oversee the management of Reader's Digest. That responsibility includes:

-- Promoting the best interests of Reader's Digest and its stockholders in directing Reader's Digest's business and affairs;

-- Evaluating the performance of Reader's Digest and the Chief Executive Officer and taking appropriate action, including removal, when warranted;

-- Selecting, evaluating and fixing the compensation of the Chief Executive Officer and senior management of Reader's Digest and establishing policies regarding the compensation of members of management;

-- Reviewing succession plans and management development programs for members of senior management;

-- Reviewing and regularly approving long-term strategic and business plans and monitoring corporate performance against such plans;

-- Adopting policies of corporate conduct, including compliance with applicable laws and regulations and maintenance of accounting, financial and other controls, and reviewing the adequacy of compliance systems and controls;

--   Evaluating periodically the overall effectiveness of the Board; and

--    Deciding on matters of corporate governance.

     The Board has adopted guidelines to assist it in the exercise of its responsibilities, which are summarized below.

     The Board believes that, under normal circumstances, the Chief Executive Officer of Reader's Digest should also serve as the Chairman of the Board. The Chairman of the Board and Chief Executive Officer is responsible to the Board for the overall management and functioning of Reader's Digest.

     It is the practice of the Board that the Chairman of the Corporate Governance Committee act as the chairman at meetings or executive sessions of the outside Directors. The Board believes that this practice provides for leadership at all of the meetings or executive sessions of outside directors without the need to designate a "lead" director.

     The Corporate Governance Committee is composed of all of the outside Directors and meets in executive session outside the presence of the Chief Executive Officer and other Reader's Digest personnel during a portion of each of the Board's regular meetings. In addition, any member of the Corporate Governance Committee may request the Committee Chairman to call an executive session of such Committee at any time. The Chairman of the Corporate Governance Committee serves as the interface between that Committee and the Chief Executive Officer in communicating the matters discussed during outside Directors' executive sessions.

     Annually, the Corporate Governance Committee meets in executive session to evaluate the performance of the Chief Executive Officer. In evaluating the Chief Executive Officer, such Committee takes into consideration the executive's performance in both qualitative and quantitative areas, such as: leadership and vision; integrity; keeping the Board informed on matters affecting Reader's Digest and its operating units; performance of the business (including such measurements as total stockholder return and achievement of financial objectives and goals); development and implementation of initiatives to provide long-term economic benefit to Reader's Digest; accomplishment of strategic objectives and development of management.

     Directors have open access to Reader's Digest's management. Senior management of Reader's Digest routinely attend appropriate portions of Board and Committee meetings and they and other managers frequently brief the Board and the Committees on particular topics. Long-term strategic and business plans are reviewed annually at one of the Board's regularly scheduled meetings.

     The Board plans for succession to the position of Chairman and Chief Executive Officer, and reviews and approves succession plans for other senior management positions. The Chairman and Chief Executive Officer annually presents to the Compensation and Nominating Committee and to the Board a report on Reader's Digest's senior management resources, development program and succession plan.

     The Chairman and Chief Executive Officer establishes the agenda for each Board meeting, although Board members are free to suggest items for inclusion on the agenda. Each Director is free to raise at any Board meeting subjects that are not on the agenda for that meeting or future meetings. A forward agenda of matters requiring focused attention by the Board and each Committee is prepared and distributed prior to the beginning of each calendar year in order to ensure that all required actions are taken in a timely manner and are given adequate consideration. In advance of each Board or Committee meeting, a proposed agenda is distributed to each member. In addition, information and data important to the members' understanding of the matters to be considered, including background summaries of presentations to be made at the meeting, is distributed prior to the meeting. Directors routinely receive periodic financial statements, earnings reports, press releases, analyst reports and other information designed to keep them informed of the material aspects of Reader's Digest's business, performance and prospects.

     It is the general policy of the Board that all major decisions be considered by the Board as a whole. As a consequence, the Committee structure of the Board is limited to those Committees considered to be basic to the operation of a publicly owned company. A substantial portion of the analysis and work of the Board is done by standing Board Committees. A Director is expected to participate actively in the meetings of each Committee to which the Director is appointed. The Board has established the following standing Committees: Audit; Compensation and Nominating; Corporate Governance; and Finance.

     The Compensation and Nominating Committee, with direct input from the Chief Executive Officer, recommends to the Board the membership of the various Committees and their Chairmen, and the Board approves the Committee assignments. The Board rotates the Chairmen of the standing Committees about every three-to-four years. In making its recommendations to the Board, the Compensation and Nominating Committee takes into consideration the need for continuity, subject matter expertise, tenure and the desires of individual Board members. It is the policy of the Board that only non-employee Directors serve on the standing Committees. A Director who is part of an interlocking directorate (i.e., one in which the Chief Executive Officer or another executive officer of Reader's Digest serves on the board of another corporation that employs the Director) may not serve on the Compensation and Nominating Committee. The composition of the Compensation and Nominating Committee is reviewed annually to ensure that each of its members meets the criteria set forth in applicable Securities and Exchange Commission and Internal Revenue Service rules and regulations.

BOARD OF DIRECTORS AND COMMITTEES; RESPONSIBILITIES AND MEETINGS

     During Reader's Digest's fiscal year ended June 30, 2002, its Board of Directors held ten meetings. The Board of Directors has an Audit Committee, a Compensation and Nominating Committee, a Corporate Governance Committee and a Finance Committee.

     The Audit Committee met four times during the 2002 fiscal year. The Audit Committee is composed of Mr. White (Chairman), Mr. Cain, Mrs. Cheney and Mr. Ricciardi. The functions of the Audit Committee are described in the Audit Committee Charter, incorporated herein by reference to Exhibit A of Reader's Digest's Proxy Statement dated September 27, 2001.

     The Corporate Governance Committee met five times during the 2002 fiscal year. The Committee is composed of all of the non-employee Directors and Mr. Preston is the Chairman. Its functions include: reviewing governance matters; evaluating the performance of the Chief Executive Officer; reviewing succession planning and management development activities; and reviewing other internal matters of broad corporate significance.

     The Compensation and Nominating Committee, which met four times during the 2002 fiscal year, consists of Mr. Silas (Chairman), Ms. DeVita, and Messrs. Preston and White. The Committee's functions include administering certain employee benefit plans; recommending the amount and form of any contribution to the Employee Ownership Plan and the 401(k) Partnership of The Reader's Digest Association, Inc.; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of Reader's Digest and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

     The Finance Committee, which met twice during the 2002 fiscal year, is composed of Mr. Ricciardi (Chairman) and Messrs. Bulkeley and Zschau. The Finance Committee's functions include overseeing the financial affairs of Reader's Digest, such as its investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans, foreign exchange management, tax planning and insurance coverage.

     All members of the Board attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period in the 2002 fiscal year that he or she was a Director and (2) the total number of meetings held by all committees of the Board on which he or she served during the period in the fiscal 2002 year that he or she served.

COMPENSATION OF DIRECTORS

     Non-employee Directors receive an annual retainer in stock and cash. The stock retainer consists of shares of Class A Nonvoting Common Stock equal to $32,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. A cash retainer of $18,000 for non-employee Directors, with an additional $3,000 for each Committee Chairman, is paid in quarterly installments. Each individual who became a non-employee Director prior to April 1, 1998 and who serves as a non-employee Director for more than five years will, upon retirement from the Board, continue to receive annual compensation in the amount of $32,000. Individuals who became non-employee Directors on or after April 1, 1998 receive additional stock and cash while serving as a non-employee Director in lieu of retirement payments. The additional stock consists of shares of Class A Nonvoting Common Stock equal to $20,000, valued at the average of the closing price on the 20 trading days preceding the first trading day of each calendar year and paid on that date. The additional cash amount equals $12,000 and is paid in quarterly installments.

     Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their cash compensation for certain established deferral periods. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of Directors who are not eligible to participate in the plan. Payment of the deferred amounts will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

     Directors and their spouses are eligible to participate in the Reader's Digest Foundation Matching Gift Program whereby contributions up to $5,000 a year to eligible organizations are matched by the Foundation.


                             AUDIT COMMITTEE REPORT

     The responsibilities of the Audit Committee are set forth in the Reader's Digest Audit Committee Charter, which has been adopted by the Audit Committee and the Board of Directors. A copy of the Audit Committee Charter is incorporated herein by reference to Exhibit A of Reader's Digest's Proxy Statement dated September 27, 2001. The Audit Committee currently consists of four Directors, each of whom is "independent," as defined by the rules of the New York Stock Exchange.

     The Audit Committee has reviewed and discussed Reader's Digest's audited financial statements for fiscal 2002 with management, which has primary responsibility for the financial statements. KPMG LLP, Reader's Digest's independent auditor for fiscal 2002, is responsible for expressing an opinion on the conformity of Reader's Digest's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61

("Communication With Audit Committees"). The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committee"), and the Audit Committee has discussed KPMG's independence with KPMG. The Audit Committee has considered whether KPMG's provision of non-audit services to Reader's Digest is compatible with KPMG's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the fiscal 2002 audited financial statements be included in Reader's Digest's Annual Report on Form 10-K for fiscal 2002.

                                                     THE AUDIT COMMITTEE:

                                                     William J. White, Chairman
                                                     Herman Cain
                                                     Lynne V. Cheney
                                                     Lawrence R. Ricciardi

INDEPENDENT AUDITOR'S FEES

         The aggregate fees billed by our principal independent auditors, KPMG LLP, for fiscal 2002 were the following (amounts in millions):

                  Audit (1)......................................   $1.9
                  Financial Information Systems Design and
                       Implementation (2)........................    0.0
                  All Other Fees:
                       Audit-related (3).........................    0.4
                       Tax-related (4)...........................    1.1
                       All other (5).............................    0.4
                                                                    ----
                  Total..........................................   $3.8

(1) Audit fees represent fees paid to KPMG LLP for professional services rendered in connection with their audit of Reader's Digest's consolidated financial statements for the fiscal year ended June 30, 2002, and reviews of quarterly financial statements included in Form 10-Qs during the same fiscal period.

(2) KPMG LLP did not perform any financial systems consulting work for Reader's Digest in fiscal 2002.

(3) Audit-related services include those services that are normally performed by external auditors, including employee benefit plan audits, registration statement reviews, statutory audits of businesses outside the United States, due diligence for acquisitions, and opening balance sheet audits. With respect to some services, such as due diligence and opening balance sheet audits, it is efficient to utilize KPMG LLP because they will ultimately have to perform similar procedures in connection with their post-acquisition work audit.

(4)   Tax-related services include tax consulting and compliance.

(5) This category principally consists of internal audit assistance that was provided by KPMG LLP outside the United States. In these circumstances, the activities performed by KPMG LLP personnel were directed and supervised by Reader's Digest's Vice President, Internal Audit. Effective January 1, 2002, Reader's Digest discontinued the use of KPMG LLP to assist our Internal Audit function.

                            EQUITY SECURITY OWNERSHIP

PRINCIPAL STOCKHOLDERS


     The following table shows, based on information reported to Reader's Digest by or on behalf of such persons, the ownership, as of September 12, 2002, of Reader's Digest's voting securities by the only persons known to Reader's Digest to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of Reader's Digest outstanding:


                                                                   AMOUNT AND NATURE
                                                                     OF BENEFICIAL
            NAME AND ADDRESS OF BENEFICIAL OWNER                       OWNERSHIP         PERCENT OF CLASS


         DeWitt Wallace-Reader's Digest Fund, Inc. (1)            3,108,041 shares            25.0%
         Two Park Avenue                                          (sole voting and
         New York, NY  10016                                      investment power)

         Lila Wallace-Reader's Digest Fund, Inc. (1)              3,108,041 shares            25.0%
         Two Park Avenue                                          (sole voting and
         New York, NY  10016                                      investment power)

         State Street Bank and Trust Company, as trustee of The   1,584,307 shares            12.74%
         Employee Ownership Plan and the 401(k) Partnership of    (shared voting and
         The Reader's Digest Association, Inc.(2)                 investment power)
         3 Pinehill Drive
         Quincy, MA  01269

         Gabelli Funds, LLC (3)                                   755,000 shares              6.07%
         One Corporate Center                                     (sole voting and
         Rye, NY 10580                                            investment power)

         GAMCO Investors, Inc. (3)                                1,384,536 shares           11.14%
         One Corporate Center                                     (1,262,736 sole
         Rye, NY  10580                                           voting and
                                                                  1,384,536 sole
                                                                  investment power)


(1) As of September 12, 2002, the DeWitt Wallace-Reader's Digest Fund, Inc. also owned 6,693,094 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 9.73% of the total Class A Nonvoting Common Stock outstanding. The Lila Wallace-Reader's Digest Fund, Inc. also owned 3,970,969 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 7.03% of the total Class A Nonvoting Common Stock outstanding. Ms. DeVita and Mr. Silas are members and directors of each of the Funds.

(2) State Street Bank and Trust Company is trustee of the Trust created by the Trust Agreement amended and restated as of July 1, 1992 between The Reader's Digest Association, Inc. and State Street, as trustee, relating to Reader's Digest's Employee Ownership Plan and 401(k) Partnership. According to the Schedule 13G filed with the Securities and Exchange Commission by State Street Bank and Trust in such capacity, State Street

      Bank and Trust may be deemed to have shared voting and shared dispositive power over the shares listed, but has disclaimed beneficial ownership of all such shares. The Trust also owned 130,825 shares of Class A Nonvoting Common Stock, which, together with its holding of Class B Voting Common Stock, represented 1.70% of the total Class A Nonvoting Common Stock outstanding.

(3) As reported on a Schedule 13D filed with the Securities and Exchange Commission by Mario J. Gabelli, Marc J. Gabelli and various entities that either one directly or indirectly controls or for which either one acts as chief investment officer.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed below in the Summary Compensation Table) and the current Directors and executive officers of Reader's Digest as a group, the equity securities of Reader's Digest that were beneficially owned by them as of September 12, 2002 (except as otherwise noted below).

                                                           SHARES OF CLASS A
   NAME OF BENEFICIAL OWNER(1)(2)                        NONVOTING COMMON STOCK

   Thomas O. Ryder.................................         1,836,930(3)(4)
   Jonathan B. Bulkeley............................             3,750
   Herman Cain.....................................             3,250
   Lynne V. Cheney.................................             6,780
   M. Christine DeVita.............................             6,600
   James E. Preston................................            13,600
   Lawrence R. Ricciardi...........................             8,750
   C.J. Silas......................................             8,600
   William J. White................................            12,600
   Ed Zschau.......................................             7,450
   Eric W. Schrier.................................           162,480(3)
   Thomas D. Gardner...............................           232,097(3)
   Peter J.C. Davenport............................           175,654(3)
   Robert E. Raymond...............................           152,276(3)
   All current Directors, nominees and executive
    officers as a group (22 persons)...............         3,631,595(3)(4)

(1) "Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had sole voting and investment power over the shares shown, except as noted below. Mr. Ryder beneficially owned 2.08% of the total outstanding shares of Class A Nonvoting Common Stock. Each other Director, nominee or Named Executive Officer beneficially owned less than 1% of the total outstanding shares of Class A Nonvoting Common Stock. All Directors, nominees and executive officers as a group owned 4.10% of the total outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 3 below, no Director, nominee or executive officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of Reader's Digest. Ms. DeVita and Mr. Silas are members and directors of the Funds, which together beneficially own 12.07% of the Class A Nonvoting Common Stock and 50.00% of the outstanding Class B Voting Common Stock. See "Principal Stockholders."

(3) Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Ryder, 1,325,000; Mr. Schrier, 74,950; Mr. Gardner, 153,163; Mr. Davenport, 161,975; Mr. Raymond, 82,875;
     and all Directors, nominees and current executive officers, 2,340,089. Includes restricted shares of Class A Nonvoting Common Stock as follows:
     Mr. Ryder, 131,970; Mr. Schrier, 83,424; Mr. Gardner, 69,885; Mr. Raymond, 65,401; and all Directors, nominees and current executive officers, 766,540. See "Executive Compensation--Summary Compensation Table." Does not include 2,275 shares of Class A Nonvoting Common Stock and 27,553 shares of Class B Voting Common Stock held in the accounts of members of the group under our Employee Ownership Plan and 401(k) Partnership. The members of the group may direct the voting of the shares of Class B Voting Common Stock held in their accounts.

(4) Includes 470,000 shares underlying options held by The Thomas O. Ryder 1998 Family Trusts.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for each of the fiscal years ended June 30, 2002, 2001 and 2000 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").


                                       Annual compensation              Long-term compensation

                                                                      Awards(1)             Pay-outs

                             Fiscal
                              Year                             Restricted                                All Other
                              Ended                               Stock       Options/        LTIP      Compensation(2)
     Name and principal      June 30    Salary      Bonus         Award         SARs        Pay-outs
          position                                                               #


 Thomas O. Ryder              2002      $750,000    $725,000          $0       400,000       $261,509     $18,263
 Chairman and Chief           2001      $742,307          $0          $0       250,000     $1,516,093     $13,883
 Executive Officer            2000      $700,000  $1,560,000          $0       160,000     $2,062,959     $18,178

 Eric W. Schrier              2002      $376,765    $224,000    $374,850(4)     79,800        $63,724     $41,555(5)
 President, U.S. Magazines    2001      $355,923          $0          $0        60,000       $339,170    $200,119(5)
 and Senior Vice President    2000      $154,808    $475,800    $127,608(4)     50,000         --         $23,328(5)
 and Global
 Editor-in-Chief (3)

 Thomas D. Gardner            2002      $364,808    $140,000    $367,500(4)     52,350        $66,523      $8,109
 President, North America     2001      $316,154          $0          $0        38,000       $417,224     $15,995
 Books and Home               2000      $296,923    $318,200          $0        38,500       $567,720     $18,017
 Entertainment and Senior
 Vice President (6)

 Peter J.C. Davenport         2002      $337,619    $160,000          $0        27,900        $66,523      $9,905
 Senior Vice President        2001      $331,000          $0          $0        30,000       $417,224      $6,394
 Global Books and Home        2000      $323,115    $335,400          $0        32,000       $567,720     $11,684
 Entertainment Marketing
 and Publishing (7)

 Robert E. Raymond            2002      $272,115    $225,000    $410,025(4)     33,300        $52,115      $8,070
 Senior Vice President,       2001      $248,461          $0          $0        30,000       $215,576      $7,674
 Strategic Acquisitions       2000      $240,000    $228,000          $0        33,000         --         $12,537
 and Alliances


(1) All awards are made in or with respect to shares of Class A Nonvoting Common Stock.

(2) Except as otherwise noted below, consists of amounts contributed by Reader's Digest to our Employee Ownership Plan and 401(k) Partnership for the accounts of Mr. Ryder, $7,650, Mr. Schrier, $8,299, Mr. Gardner, $7,131, Mr. Davenport, $7,650, and Mr. Raymond, $8,070, and insurance premiums paid with respect to term life insurance for the benefit of Mr. Ryder, $10,613, Mr. Gardner, $978, and Mr. Davenport, $2,255.

(3) Mr. Schrier joined Reader's Digest as a Senior Vice President and Editor-in-Chief in April 2000 and became President, U.S. Magazines in February 2002.

(4) The 2002 restricted stock awards shown are valued at the closing market price of the Class A Nonvoting Common Stock on the New York Stock Exchange on the date of grant and reflects shares granted as follows: Mr. Schrier, 17,439; Mr. Gardner, 17,097; and Mr. Raymond, 19,212. Under their terms, these shares will vest 50% on August 9, 2004 and 50% on August 9, 2005, except that 7,000 of Mr. Raymond's shares will vest 50% on June 6, 2005 and 50 % on June 6, 2006. As of June 30, 2002, based on the closing price of Class A Nonvoting Common Stock on the NYSE on June 28, 2002, the number of shares and market value of the restricted stock held were as follows: Mr. Schrier, 17,439 shares valued at $326,632; Mr. Gardner, 17,097 shares valued at $320,227; and Mr. Raymond, 19,212 shares valued at $359,841. The holders are not entitled to receive dividends on the restricted stock. The 2000 restricted stock award for Mr. Schrier vested before June 30, 2002.

(5) Includes relocation-related payments and related tax reimbursement totaling $33,256 for 2002, $197,982 for 2001 and $23,328 for 2000.

(6) Mr. Gardner is currently a Senior Vice President of Reader's Digest and President, North America Books and Home Entertainment. He was President, U.S. New Business Development prior to January 2001.

(7)  Mr. Davenport became an executive officer of Reader's Digest in October
     1999.


STOCK OPTIONS AND SARS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 2002 to the Named Executive Officers.


                                          Individual grants

                                                                                     Potential realizable
                                         Percent                            value at assumed annual rates of stock
                                         of total                          price appreciation for option/SAR term(2)
                                         options/
                                          SARs       Exercise
                              Options/   granted        or
                                SARs       to          Base
                             granted     employees     price    Expiration
       Name                  (#) (1)    in fiscal    ($/sh)      Date        0%         5%(3)            10%(4)
                                          year

 Thomas O. Ryder              400,000      15.76%     21.50      8/8/11      $0       $5,407,236       $13,702,998

 Eric W. Schrier               79,800       3.14%     21.50      8/8/11      $0       $1,078,743        $2,733,748

 Thomas D. Gardner             52,350       2.06%     21.50      8/8/11      $0         $707,672        $1,793,380

 Peter J.C. Davenport          27,900       1.10%     21.50      8/8/11      $0         $377,155          $955,784

 Robert E. Raymond             33,300       1.31%     21.50      8/8/11      $0         $450,152        $1,140,775

 All Common Stockholders(5)      --          --         --         --        $0   $1,349,631,458    $3,420,996,307


(1) All options and SARs are granted with respect to Class A Nonvoting Common Stock. The options vest with respect to 25% of the related shares on each of the first four anniversaries of the grant date, except that the options awarded to Mr. Ryder vest 50% on each of the third and fourth anniversaries of the grant date.

(2) The values shown are based on the assumed hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

(3) For the values stated in this column to be realized, the price of Class A Nonvoting Common Stock would have to appreciate from $21.50 to $35.02 during the 10-year option term.

(4) For the values stated in this column to be realized, the price of Class A Nonvoting Common Stock would have to appreciate from $21.50 to $55.77 during the 10-year option term.

(5) For "All Common Stockholders," the potential realizable values have been calculated on the basis of the same price at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Class A Nonvoting Common Stock outstanding on June 30, 2002. An increase in the price of Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 2002 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.


                                                          Number of unexercised          Value of unexercised
                                                          options/SARs at fiscal       in-the-money options/SARs
                                Shares                           year end                 at fiscal year end
                               Acquired
                                  on       Value
        Name                   Exercise    Realized     Exercisable   Unexercisable   Exercisable   Unexercisable

 Thomas O. Ryder                  --          --         1,222,500        667,500             $0              $0

 Eric W. Schrier                  --          --            40,000        149,800             $0              $0

 Thomas D. Gardner                --          --           112,150        129,400             $0              $0

 Peter J.C. Davenport             --          --           130,250         96,150             $0              $0

 Robert E. Raymond                --          --            54,475         76,625             $0              $0


LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

     The following table sets forth information concerning long-term incentive plan awards made during the fiscal year ended June 30, 2002 to each of the Named Executive Officers.


                                                Performance           Estimated future payouts under non-stock
                                Number of         or other                       price-based plans
                              shares, units     period until
                                or other       maturation or
       Name                     rights(1)          payout         Threshold(2)       Target(2)        Maximum(2)

 Thomas O. Ryder                 58,617      7/1/01 - 6/30/04         29,309         58,617             175,851

 Eric W. Schrier                 21,884      7/1/01 - 6/30/04         10,942         21,884              65,652

 Thomas D. Gardner               12,700      7/1/01 - 6/30/04          6,350         12,700              38,100

 Peter J.C. Davenport            10,551      7/1/01 - 6/30/04          5,276         10,551              31,653

 Robert E. Raymond               10,095      7/1/01 - 6/30/04          5,048         10,095              30,285



(1) Represents target awards of Performance Shares under the 1994 Key Employee Long Term Incentive Plan. Performance Shares are awards equivalent to the value of Class A Nonvoting Common Stock based on the average closing price of such shares over the last 20 trading days of the applicable Performance Cycle or awards of shares of Class A Nonvoting Common Stock (subject to such transfer restrictions and other restrictions as the Compensation and Nominating Committee may determine).

(2) Threshold, target or maximum award payouts are based on Reader's Digest's achievement during the Performance Cycle of performance goals relating to operating income, earnings per share and relative total shareholder return.



SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table sets forth information as of June 30, 2002, with respect to compensation plans under which equity securities of Reader's Digest may be issued. All equity securities to be issued under the plans are with respect to Class A Nonvoting Common Stock. Reader's Digest is seeking stockholder approval of The Reader's Digest Association, Inc. Employee Stock Purchase Plan under Proposal No. 2, The Reader's Digest Association, Inc. Amended International Employee Stock Ownership Plan under Proposal No. 3, The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan under Proposal No. 4 and The Reader's Digest Association, Inc. Director Compensation Program under Proposal No. 5. The proposals contain a description of these plans. The table below does not include shares reserved for issuance under the plans being submitted to stockholders for approval.


                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                      Number of securities remaining
                                                                                       available for future issuance
                                Number of securities to be      Weighted-average         under equity compensation
                                  issued upon exercise of       exercise price of       plans (excluding securities
                                   outstanding options,       outstanding options,       reflected in column (a))
                                    warrants and rights       warrants, and rights                  (c)
Plan Category                               (a)                        (b)

Equity compensation plans
approved by security holders            12,039,332(1)                $30.18                      4,512,116(2)

Equity compensation plans not
approved by security holders                   N/A                      N/A                            N/A

Total                                   12,039,332                   $30.18                      4,512,116


(1) Includes shares of Class A Nonvoting Common Stock issuable upon exercise of stock options granted under The Reader's Digest Association Inc. 1994 Key Employee Long Term Incentive Plan and The Reader's Digest Association, Inc. 1989 Key Employee Long Term Incentive Plan. Also includes 11,140 shares of dividend-paying restricted stock and 297,622 other stock-based awards consisting of shares of non-dividend-paying restricted stock granted under the 1994 Key Employee Long Term Incentive Plan.

(2) Includes 3,387,679 shares of Class A Nonvoting Common Stock available for future grants of stock options, stock appreciation rights and other stock-based awards (including awards of non-dividend-paying restricted stock and deferred stock awards); 1,063,725 shares available for future grants of dividend-paying restricted stock; and prior grants of 60,712 deferred stock awards under the 1994 Key Employee Long Term Incentive Plan. There are no shares remaining available for issuance under the 1989 Key Employee Long Term Incentive Plan.



RETIREMENT PLANS

     Reader's Digest maintains The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan"), which provides benefits for eligible employees. Through June 30, 1999, the Qualified Retirement Plan was structured as a traditional defined benefit plan with benefits determined primarily by average final compensation and years of service. Effective July 1, 1999, the Qualified Retirement Plan was amended so that the present value of accrued benefits under the Qualified Retirement Plan was converted to a cash balance account.

     Under the amended Qualified Retirement Plan, each participant's account is credited with a percentage of the participant's base pay paid in that month. The percentage is determined by the age of the participant. The following table shows the percentages used to determine credits at the ages indicated.

                      AGE                PERCENTAGE
                      Under 30               3%
                      30-34                  4%
                      35-39                  5%
                      40-44                  6%
                      45-49                  8%
                      50-54                 10%
                      55 and over           12%

     As of July 1, 2002, the ages of the Named Executive Officers were the following: Mr. Ryder, 58; Mr. Schrier, 50; Mr. Gardner, 44; Mr. Davenport, 62; and Mr. Raymond, 45.

     In addition, each participant's cash balance account is credited with interest on a monthly basis. The amount of interest is computed by multiplying the value of the cash balance account as of the beginning of the month by the average yield on one-year Treasury Constant Maturities during the 13 weeks ending with the last Friday of the preceding calendar quarter plus 100 basis points divided by 12. For the second calendar quarter of 2002, the monthly interest credit is 0.3625 percent.

     Amounts calculated under the retirement formula that exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from Reader's Digest's assets.

     At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or an equivalent annuity. The estimated annual benefits payable under the Qualified Retirement Plan and the Excess Benefit Plan at normal retirement age for each of the Named Executive Officers is as follows: Mr. Ryder, $116,618; Mr. Schrier, $85,320; Mr. Gardner, $134,079; Mr. Davenport, $262,735; and Mr. Raymond, $100,664.

     Effective July 1, 1992, Reader's Digest adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Effective October 1, 1999, Reader's Digest adopted The Reader's Digest Association, Inc. Executive Cash Balance Retirement Plan (the "1999 Executive Retirement Plan"). Messrs. Ryder and Davenport participate in the 1992 Executive Retirement Plan and Messrs. Schrier and Gardner participate in the 1999 Executive Retirement Plan. Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Reader's Digest-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, are currently estimated at $691,044 for Mr. Ryder and $32,403 for Mr. Davenport. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Benefits under the 1999 Executive Retirement Plan are in the form of an annual contribution to each participant's account each September 30 based on the participant's compensation (consisting of salary and bonus). This contribution is reduced by the annual contributions made to the cash balance accounts of the Qualified Retirement Plan and the Excess Benefit Retirement Plan. One half of the investment growth in the account is based on the return on Class A Nonvoting Common Stock and one half is tied to investment elections made by the participant. Accrued benefits under the 1999 Executive Retirement Plan are currently estimated at $128,450 for Mr. Schrier and $214,525 for Mr. Gardner.

     Reader's Digest is a party to supplemental retirement benefit agreements with several key employees. Reader's Digest has agreed to pay death benefits under these agreements. The agreement with Mr. Davenport provides that he will receive supplemental retirement benefits of $60,000 per year for 15 years at age 65.

EMPLOYMENT AGREEMENT

     On April 28, 1998, Reader's Digest entered into an employment agreement with Mr. Ryder as Chairman of the Board and Chief Executive Officer of Reader's Digest (the "Ryder Agreement"). The Ryder Agreement has an initial term of three years, which may be terminated earlier under certain circumstances. At the end of the initial three-year period, the term is subject each year to an automatic extension of one year unless one party notifies the other of its intention to terminate the Ryder Agreement.

     As reimbursement for the compensation and benefits that Mr. Ryder forfeited upon termination of his employment with his previous employer, Mr. Ryder received the following upon execution of the Ryder Agreement: (i) stock options in respect of 830,000 shares of Class A Nonvoting Common Stock; and (ii) 358,000 shares of restricted Class A Nonvoting Common Stock (collectively, the "Replacement Equity Compensation"). All of the Replacement Equity Compensation has vested in accordance with its terms. All of the stock options have an exercise price of $25.66 per share, the fair market value for these shares on April 28, 1998, the date of grant. Mr. Ryder also received a cash payment of $350,000 on September 14, 1998 to replace the bonus opportunity he forfeited in respect of the first six months of calendar 1998.

     Pursuant to the Ryder Agreement, Mr. Ryder receives an annual base salary of at least $700,000 and an annual bonus under Reader's Digest's annual incentive compensation plan. As provided for under the Ryder Agreement, on April 28, 1998, Mr. Ryder received stock options in respect of 250,000 shares of Class A Nonvoting Common Stock at an exercise price of $25.66 per share, the fair market value for these shares on the date of grant. The stock options have vested in accordance with their terms. Future awards of stock options will be granted to Mr. Ryder at the discretion of the Compensation and Nominating Committee as part of Reader's Digest's annual stock option program. Under the Ryder Agreement, Mr. Ryder is entitled to all of the employee benefits, fringe benefits and perquisites provided by Reader's Digest to other senior executives.

     The Agreement provides that in the event Mr. Ryder's employment is terminated by Reader's Digest without "cause" or by Mr. Ryder with "good reason" (a "Qualifying Termination"), Reader's Digest will pay to Mr. Ryder an amount in cash equal to three times base salary plus two times annual bonus. The latter component of the severance payment must equal the greater of (i) the highest annual bonus paid to Mr. Ryder during the three years preceding his termination and (ii) the originally approved target amount of the highest award under the annual incentive compensation plan outstanding on the date of termination. In the event Mr. Ryder's employment is terminated as the result of his death or "disability," all of his outstanding and unvested stock options and restricted stock become immediately vested. In the event of a Qualifying Termination, all of his stock options and shares of restricted stock that are unvested as of the date of such termination will continue to vest during the two-year period immediately following the date of termination. In addition, to the extent unvested, the last tranche of the Replacement Equity Compensation will vest as of the last day of that two-year period. Also, Mr. Ryder will receive payment of his outstanding long term incentive compensation on a prorated basis. If Mr. Ryder's employment is terminated other than by Reader's Digest for cause or by Mr. Ryder without good reason, Mr. Ryder and his beneficiaries will be entitled to continued welfare benefits for a period of two years.

     Under the Ryder Agreement, if Mr. Ryder's employment is terminated on or after age 60 for any reason other than for cause, Reader's Digest must pay Mr. Ryder (or, if the event of termination is his death, his estate) an amount equal to the difference between (x) the monthly retirement benefit Mr. Ryder would accrue (without regard to vesting) under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan, or replacements for those plans, based on his actual service with Reader's Digest plus, if Mr. Ryder's employment is terminated either by Reader's Digest without cause or by him for good reason, two years, and (y) the amount that he (or his beneficiary) actually receives under those plans. Any such amount will be payable at the same time and in the same form as such payments would have been made under the Qualified Retirement Plan, but will not be subject to any requirements of vesting or any forfeitures. In the event Mr. Ryder's employment is terminated prior to age 60 either by Reader's Digest without cause or by Mr. Ryder for good reason, Mr. Ryder will be credited with two additional years of credited service for all purposes (including eligibility and vesting) under the Executive Retirement Plan. If, after taking into consideration the additional credited service, Mr. Ryder is not deemed to have been terminated after the date on which his age plus years of service equals at least 65 (the "Early Retirement Date"), Mr. Ryder (or his beneficiary) will receive a lump sum payment in the amount of the equivalent actuarial value (as determined under the Qualified Retirement Plan) of pension credits that would have been earned under the 1992 Executive Retirement Plan through the end of the two-year severance period. If after taking into consideration the two additional years of credited service, Mr. Ryder is deemed to have been terminated after his Early Retirement Date (and, in fact, was terminated prior to age 60), Mr. Ryder will receive a benefit under the terms of the 1992 Executive Retirement Plan in the form of a life annuity. In the event Mr. Ryder's employment is terminated prior to age 60 for any reason other than by Reader's Digest without cause or by Mr. Ryder for good reason, Mr. Ryder will be entitled to receive benefits under the terms of the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan that generally apply to other senior executives.

     The Ryder Agreement also provides that Mr. Ryder will be a participant in the Severance Plan and the Income Continuation Plan described below under "Severance Arrangements" and "Income Continuation Plans." Benefits paid under those plans will be credited against termination benefits payable under the Ryder Agreement.

     Under the terms of our 1994 Key Employee Long Term Incentive Plan and our 2002 Key Employee Long Term Incentive Plan, in the event of a "change in control" of Reader's Digest, all unvested stock options held by Mr. Ryder will become immediately vested and exercisable and all restrictions on shares of restricted stock held by Mr. Ryder will immediately lapse. All of the stock options and restricted stock held by Mr. Ryder as of the record date were granted under the 1994 Key Employee Long Term Incentive Plan.

SEVERANCE ARRANGEMENTS

     Reader's Digest has entered into an agreement with each of Messrs. Schrier, Gardner and Raymond that provides generally that, if his employment is terminated by him for "good reason" or by Reader's Digest except for "cause" (as such terms are defined in the agreement), he will be entitled to receive for a severance period of two years from termination, for Messrs. Schrier and Gardner, and for one year from termination, for Mr. Raymond (1) bi-weekly severance payments at the rate of his highest annual base salary within 12 months prior to termination plus the higher of the highest annual bonus paid to him within three years prior to termination or his current annual bonus target and (2) benefits equivalent to continued participation in all welfare employee benefit plans. He will also receive a prorated target annual bonus for the year in which termination occurs. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age for determining eligibility under the Qualified Retirement Plan and the Excess Benefit Retirement Plan. Benefits paid under the agreement are in lieu of any other severance or termination benefits except those under the 2001 Income Continuation Plan (described below). If his employment terminates for cause (as defined in the agreement), he will forfeit any benefits under the

1999 Executive Retirement Plan. Each agreement also provides that, if he engages in any detrimental activity (as defined in the agreement) through the one-year period after any payment under the agreement, Reader's Digest may decline to make any payment otherwise due under the agreement and may recover any payment made under the agreement within two years of the detrimental activity.

     Reader's Digest has entered into an agreement with Mr. Davenport that provides generally that, if his employment is terminated by him or by Reader's Digest for any reason, he will be entitled to receive for a severance period of two years from termination (1) bi-weekly severance payments at the rate of his highest annual base salary within 12 months prior to termination plus the higher of his highest annual bonus within three years of termination or his annual bonus target and (2) benefits equivalent to continued participation in the Employee Ownership/401(k) Plan and all welfare employee benefit plans. The agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the 1992 Executive Retirement Plan and (except as otherwise provided in the terms of an award) for the continued vesting of stock option, stock appreciation rights, restricted stock, performance units and other awards under Reader's Digest's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments (to the extent performance goals are met) based on service through the end of the severance period. Benefits paid under the Severance Plan and under the 1989 Income Continuation Plan discussed below will be credited against benefits payable under the agreement.


INCOME CONTINUATION PLANS

     Under The Reader's Digest Association, Inc. 2001 Income Continuation Plan for Senior Management (the "2001 Income Continuation Plan"), each of the eligible members of Reader's Digest senior management, including Messrs. Ryder, Schrier, Gardner and Raymond, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of Reader's Digest, or who terminates employment within 120 days following constructive termination and within 24 months following a change in control of Reader's Digest, will be entitled to receive a payment of (a) a prorated annual bonus at the higher of the current year's target bonus or the average of the three highest annual bonuses paid in the preceding five years, (b) three full years' annual base salary, and (c) three times the higher of the current year's target bonus or the average of the three highest annual bonuses paid in the preceding five years. A participant will also be entitled to certain additional benefits, including (a) three years' extended medical, dental and group life insurance coverage, (b) vesting of the account balance under the Qualified Retirement Plan and the Excess Benefit Retirement Plan and additional payment of the amount of 1.5 times one year's contribution credits to the plan account, (c) for participants under the 1992 Executive Retirement Plan, three years' age and service credit for accrual and eligibility, including eligibility for retiree medical benefits, (d) for participants in the 1999 Executive Retirement Plan, vesting of the entire account balance and additional payment of the amount of 1.5 times one year's contribution credits to the plan account, and (e) a gross-up payment for any excise tax (including interest and penalties) imposed by Section 4999 of the Internal Revenue Code on any amount subject to Section 280G(b)(2) of the Internal Revenue Code. A participant receiving benefits under the 2001 Income Continuation Plan will not be entitled to receive benefits under any other Reader's Digest severance or employment plan or agreement, unless the plan or agreement provides otherwise.

     Under The Reader's Digest Association, Inc. 1989 Income Continuation Plan for Senior Management (the "1989 Income Continuation Plan"), each of the eligible members of Reader's Digest senior management, including Mr. Davenport, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of Reader's Digest, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of Reader's Digest, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the 1989 Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the 1989 Income Continuation Plan (reduced by any months of benefit under the Severance Plan). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the 1989 Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control. Participants in the 1989 Income Continuation Plan do not participate in the 2001 Income Continuation Plan.

     Under the 1989 Income Continuation Plan and the 2001 Income Continuation Plan, stock options, SARs, performance units, performance shares, restricted stock and other awards under The Reader's Digest Association, Inc. Key Employee Long Term Incentive Plans also generally become immediately vested upon a change in control.

TRANSACTIONS WITH MANAGEMENT

     In connection with the employment of Michael S. Geltzeiler as Senior Vice President and Chief Financial Officer of Reader's Digest, we have agreed to assist Mr. Geltzeiler in collecting amounts due from his prior employer and to pay Mr. Geltzeiler up to $400,000 in cash and $125,000 in restricted stock if corresponding amounts are not collected from the prior employer. We have agreed to incur legal expenses of no more than $50,000 to provide this assistance.

     We have entered into a three-year arrangement with a third party pursuant to which we provide housing in the United Kingdom to Ian K. Marsh, who is President, Europe and a Senior Vice President of Reader's Digest, as part of our customary expatriate compensation policy. The approximate annual value of the payments made pursuant to the arrangement is (pound)108,000.


               REPORT OF THE COMPENSATION AND NOMINATING COMMITTEE

EXECUTIVE COMPENSATION PHILOSOPHY

     Reader's Digest's executive compensation program is designed to offer market competitive compensation opportunities, which are tied to individual, financial and stock performance. The purposes of the program are to:

-- Retain and attract high caliber executive talent critical to the success of Reader's Digest.

-- Direct executive attention on performance measures that are important to stockholders.

-- Reward executives for performance improvement in financial measures, which lead to increases in the return to stockholders.

-- Promote stock ownership to foster commonality of interests between executives and stockholders.

     Reader's Digest's executive compensation philosophy is to provide total compensation opportunities competitive with those provided in the markets in which Reader's Digest competes for business and for executive resources. The principal objective of the executive compensation program is to attract and retain top caliber executive talent and to motivate and reward the achievement of exceptional results. Reader's Digest is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of financial, operational and strategic goals. In addition, the program attempts to recognize and reward exceptional individual contributions.

     Reader's Digest's incentive compensation programs for executive officers are designed to reward participants on the basis of individual and corporate performance that benefit Reader's Digest and its stockholders. The Compensation and Nominating Committee (the "Committee") believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with Reader's Digest's overall compensation objectives, and in the best interests of Reader's Digest and its stockholders. Accordingly, although the Committee retains discretion to provide compensation programs intended to achieve corporate goals regardless of tax deductibility, the Committee may from time to time take appropriate action intended to qualify compensation as "performance based" for tax deductibility as within the meaning of Section 162(m) of the Internal Revenue Code or action that results in the disqualification of compensation.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS

     The principal components of the executive compensation program are: base salary, annual incentive bonus and long-term incentive compensation. The Committee annually receives information from Reader's Digest and from external compensation consultants on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares with that of a selected group of peer companies with which Reader's Digest competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement. Periodically, the Committee meets with an outside consultant to assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

BASE SALARY

     Base salaries are targeted at the 50th percentile of competitive market data. Salary opportunities are set by annual comparison to external rates of pay for comparable positions. Annually, the Committee reviews and approves individual salary adjustments for executive officers and members of senior management. Salary increases are based on a consideration of individual competencies, performance, potential, value-added contributions, changes in responsibility, as well as general movement in external salary levels. Decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for all employees, established each year by Reader's Digest. The annual salary increase guidelines are consistent with competitive salary management practices. It is the Committee's belief that base salary increases should not be the primary source of compensation growth for senior executives.

     Following a review of competitive senior management total compensation, and taking into account performance and individual contributions, the Committee approved base salary adjustments for fiscal 2002 for executive officers and certain members of senior management. The increases were in line with Reader's Digest's annual salary increase guidelines and salary increase budget, reflecting the Committee's desire to place less emphasis on salary while continuing to ensure that salaries are competitive.

ANNUAL BONUS

     Annual performance incentives are designed to reinforce Reader's Digest's risk/reward orientation, and to focus the attention of participants on achieving key performance objectives. Annual bonus targets under the Management Incentive Compensation Plan and the Senior Management Incentive Plan (collectively referred to as the "MIP") are periodically adjusted to position Reader's Digest competitively against peer companies. Annual bonus targets vary by position and level of responsibility. The primary purpose of these awards is to deliver competitive compensation for achieving company and business unit financial objectives and individual performance goals, which the Committee believes are primary drivers of shareholder value creation over time. Incentive opportunity under the MIP has both upside potential and downside risk. The upside potential
- up to 200% of target - can be attained if performance goals are substantially outperformed. The downside risk is that employees may not receive an annual bonus depending on Reader's Digest's performance, the performance of their units and their individual performances.

     One-half of each business unit's bonus pool is based on Reader's Digest's overall financial performance relative to the expectations established by the Committee at the start of the fiscal year. The remainder of each unit's pool is funded based on an assessment of the unit's overall performance in the following areas:

      -- Year-over-year financial performance;
      -- The results of the annual worldwide employee survey and specific actions taken at the business unit level to improve employee satisfaction and commitment;
      -- Year-over-year improvement on certain relevant performance metrics designed to drive long-term growth in the business.

     At the completion of the fiscal year, after considering Reader's Digest's annual performance and after reviewing the individual business unit assessments against the criteria outlined above, the Committee approves the total incentive pool available for annual bonuses under the MIP.

     Once the overall pool is determined, individual awards are decided based upon a review of individual performance against annual goals, which include financial, operational and strategic management objectives. Individual awards may range from 0% - 200% of targeted levels and are made in the sole discretion of the Committee.

     After reviewing Reader's Digest's overall performance during fiscal 2002, that in the aggregate was below the financial objectives established at the beginning of the fiscal year, the Committee approved the funding of annual bonus pools below the target incentive level provided for under the MIP. The Committee approved individual awards for executive officers and other members of senior management that reflect Reader's Digest's below target performance, their own unit's performance as well as their own individual accomplishments.

LONG-TERM INCENTIVES

     The purpose of the long-term incentive component is to closely align the long-term interests of executives with those of stockholders. The long-term incentive program is designed to deliver long-term incentive compensation at the top of the third quartile of general industry long-term incentive compensation levels, with an opportunity to earn superior long-term compensation when exceptional performance is achieved. The long-term incentive component consists of two elements: stock options and a multi-year performance plan for senior executives (the "LTIP"), which are discussed in more detail later in this Report. Stock options make up the majority of the total long-term incentive component for senior executives.

     The annual stock option program reinforces Reader's Digest's long-term performance orientation and provides the opportunity for participants to share in the value created for stockholders. The annual stock option grant, in combination with base salary and the annual bonus, reflects Reader's Digest's philosophy of targeting these elements of compensation at the 50th percentile of the competitive market, with an opportunity to exceed this targeted competitive pay position if stock performance exceeds expectations.

     Individual stock option grants for executive officers and senior management are based on position and level of responsibility, as well as individual performance. Eligible participants include top management and other senior managers responsible for implementing operational plans designed to achieve Reader's Digest's long-term strategic objectives as approved by the Board of Directors.

     Under the LTIP, performance shares or share equivalents are awarded at the beginning of multi-year performance cycles to a limited group of top executives. Payouts at the completion of a cycle are made in cash and are based on the extent to which the performance goals are achieved. The value of awards is based on the stock price at the end of the performance cycle, further strengthening the linkage between executive incentives and stockholder value creation.

     Awards for the 2000-2002 performance cycle were tied to achieving three-year operating income, earnings per share and relative total shareholder return goals. After reviewing the extent to which these cumulative goals were met, and applying the formula under the LTIP, the Committee approved the payment of awards for executive officers and other top executives that were below target incentive levels as defined under the LTIP.

     The LTIP award opportunity closes the gap between median and upper quartile competitive long-term incentive opportunities. The Committee believes that the LTIP, in combination with stock options, comprise a total long-term incentive component that underscores Reader's Digest's commitment to aligning management incentives with the return delivered to stockholders.

     At the beginning of fiscal 2002, the Committee approved restricted stock awards for certain executive officers and other key employees, with the principal objective of aiding in the retention of the critical talent necessary to achieve Reader's Digest's long-range strategic plans. The recipients of these awards were selected on the basis of individual performance, long term potential, key position skills and need to retain. Generally one-half of the shares will vest after three years from the grant date, and the balance of the shares will vest after four years from the grant date.

FISCAL 2002 CHIEF EXECUTIVE OFFICER COMPENSATION

     The compensation of Reader's Digest's Chief Executive Officer is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with chief executive officer compensation in peer companies, and to place at least 80% of the Chief Executive Officer's compensation at risk by linking pay to the achievement of Reader's Digest's annual and long-term financial and operating goals and the performance of Class A Nonvoting Common Stock.

     The Committee's decisions about Mr. Ryder's compensation were made in accordance with Reader's Digest's executive compensation programs and philosophy and included the following:

     Mr. Ryder's base salary was not adjusted for 2002.

     After the close of the fiscal year, the Committee reviewed the extent to which the financial goals established for the fiscal year were met, and considered the year's difficult business and economic climate. In determining Mr. Ryder's annual bonus, the Committee considered important accomplishments including the successful completion of the acquisition of substantially all of the assets of Reiman Holding Company; the development of the Reiman-Reader's Digest implementation plan; and the strong performance of Books Are Fun. In light of Reader's Digest's results relative to the year's expectations and the factors cited above, the Committee determined that Mr. Ryder would receive an annual bonus for 2002 performance that was below the incentive target provided for under the MIP.

     The Committee approved long-term incentive awards for Mr. Ryder. These awards included the payment of an award under the LTIP for the performance results achieved against three-year (2000-2002) operating income, earnings per share and total shareholder return goals. The earned LTIP award is below the target guideline provided for under the LTIP. These awards also included 400,000 stock options, awarded at the time of Reader's Digest's annual stock option grant. Additionally, Mr. Ryder was granted a performance share award opportunity for the 2002-2004 performance cycle under the LTIP. The number of performance shares granted is consistent with the target award guidelines in place for participants in this plan.

                                     THE COMPENSATION AND NOMINATING COMMITTEE:

                                     C.J. Silas, Chairman
                                     M. Christine DeVita
                                     James E. Preston
                                     William J. White

                                PERFORMANCE GRAPH


     The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following:
Reader's Digest's Class A Nonvoting Common Stock, the S&P 500 Stock Index and the Dow Jones Media-Publishing Group Index from June 30, 1997 to June 30, 2002.

                                               [GRAPH APPEARS HERE]


                                                  JUNE 30,   JUNE 30,    JUNE 30,   JUNE 30,   JUNE 30,    JUNE 30,
                                                    1997       1998        1999       2000       2001        2002

  The Reader's Digest Association, Inc............ 100.00       97.86     145.33      146.13     106.37      69.95
  Dow Jones Media-Publishing Group................ 100.00      136.15     141.12      146.29     155.39     164.35
  S&P 500......................................... 100.00      130.15     159.77      171.35     145.95     119.72


         PROPOSAL NO. 2--APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE
                              STOCK PURCHASE PLAN


     On June 7, 2002, our Board of Directors approved an amendment and restatement of The Reader's Digest Association, Inc. Employee Stock Purchase Plan (the "Amended Employee Stock Purchase Plan"), subject to the approval of our stockholders. The amendment and restatement increases the number of shares reserved for issuance from 1,650,000 to 2,650,000, since only 62,699 shares remained available as of June 7, 2002 for issuance under the Amended Employee Stock Purchase Plan, originally approved November 22, 1989. On June 30, 2002, of 1,062,699 shares reserved for issuance, 96,034 shares of Class A Nonvoting Common Stock were issued. The purpose of the Amended Employee Stock Purchase Plan is to provide an opportunity for eligible employees to purchase shares of Class A Nonvoting Common Stock at a discounted price through voluntary, systematic payroll deductions, without the payment of brokerage fees. These employees are thereby provided with a convenient opportunity to acquire or increase their equity interest in Reader's Digest and an additional incentive to promote the best interests of Reader's Digest and all of its stockholders.

     The Amended Employee Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

ADMINISTRATION; AMENDMENT AND TERMINATION

     The Amended Employee Stock Purchase Plan is administered and interpreted by a committee of the Reader's Digest's Directors (the "Committee") currently composed of Reader's Digest's Compensation and Nominating Committee. The Committee's broad powers include authority, within the limitations provided in the Amended Employee Stock Purchase Plan, to construe and interpret and correct defects, omissions and inconsistencies in the Amended Employee Stock Purchase Plan.

     The Board of Directors may at any time and from time to time amend, suspend or terminate the Amended Employee Stock Purchase Plan in whole or in part. The Amended Employee Stock Purchase Plan will terminate when all or substantially all of the shares reserved thereunder have been issued.

ELIGIBLE EMPLOYEES

     Generally, all regular, full-time employees of Reader's Digest and of certain designated subsidiaries at the commencement of a Purchase Period who have been employed for at least 30 days and whose customary employment is for more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Amended Employee Stock Purchase Plan. Currently, approximately 1,950 employees are eligible to participate.

SHARES OFFERED AND PURCHASABLE

     A total of 2,650,000 shares of Class A Nonvoting Common Stock has been reserved for issuance under the Amended Employee Stock Purchase Plan. The shares delivered under the Amended Employee Stock Purchase Plan may be newly issued, treasury or reacquired shares. The Committee has the authority to determine whether or not each offering will be made, the number of shares (up to 330,000 per year, unless otherwise determined by the Board) to be offered, the timing of the offering and the duration of each Purchase Period. A Purchase Period is generally a six-month period, commencing on January 1 or July 1, during which payroll deductions are made under the Amended Employee Stock Purchase Plan.

     The Committee also has authority to determine the number of shares to be offered in a Purchase Period, the maximum percentage of an employee's pay that may be deducted to purchase shares, and the maximum number of shares that any employee may purchase in any Purchase Period. No participant may purchase shares under the Amended Employee Stock Purchase Plan (and all other employee stock purchase plans) at a rate in excess of $25,000 of fair market value for any calendar year.

PURCHASE PRICE

     The purchase price of shares of Class A Nonvoting Common Stock in any offering under the Amended Employee Stock Purchase Plan is 85% of the lower of the fair market value of Class A Nonvoting Common Stock on the first day and last business days of the Purchase Period, unless a greater percentage is determined by the Committee and the Board. So long as Class A Nonvoting Common Stock remains listed on the New York Stock Exchange, "fair market value" is the mean between the high and low sales prices on the New York Stock Exchange on the applicable date.

METHOD OF PURCHASE OF SHARES

     Shares of Class A Nonvoting Common Stock are purchased under the Amended Employee Stock Purchase Plan with automatic payroll deductions made pursuant to voluntary employee elections. Amounts held by Reader's Digest for the purchase of shares under the Amended Employee Stock Purchase Plan are held as part of the general corporate assets of Reader's Digest. Reader's Digest bears all administrative expenses of the Amended Employee Stock Purchase Plan and any brokerage expenses incurred upon the purchase of shares under the Amended Employee Stock Purchase Plan.

OTHER INFORMATION

     The rights to purchase shares under the Amended Employee Stock Purchase Plan may not be assigned or transferred (except by will or the laws of descent and distribution). The aggregate number and kind of shares purchasable under the Amended Employee Stock Purchase Plan, and the purchase price thereof, and the number and kind of shares purchasable by an employee under the Amended Employee Stock Purchase Plan, and the purchase price thereof, are subject to appropriate adjustment in the event of certain changes in the capital stock of Reader's Digest, including stock dividends and splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, combinations or exchanges of shares, and certain distributions, reclassifications and issuances of warrants, options and rights offerings. In the case of a corporate transaction after which Reader's Digest is not the surviving corporation, the Committee may determine in its sole discretion one of the following alternatives: a date up to 10 days before the consummation of a transaction will be the last day of the Purchase Period and there will be no further offerings; all rights to purchase shares will terminate and amounts credited will be refunded; or the Amended Employee Stock Purchase Plan will continue with regard to offerings that commenced prior to the closing of the transaction and shares of the surviving corporation will be purchased based on the fair market value of the surviving corporation's stock after appropriate adjustment on the last day of a Purchase Period. Upon the dissolution or liquidation of Reader's Digest, all rights to purchase shares under the Amended Employee Stock Purchase Plan will terminate, unless determined otherwise by the Committee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The Amended Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code. If the employee holds shares acquired thereunder until a date that is more than two years from the first date of the relevant Purchase Period and one year from the date of purchase, the employee must report as ordinary income in the year of disposition of the shares (or at death) the lesser of (a) the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price and (b) the excess of the fair market value of the shares on the first day of the relevant Purchase Period over the purchase price. For this purpose the purchase price is 85% of the fair market value of the shares on the first day of the Purchase Period (assuming the shares are offered at a 15% discount). Any additional income is treated as long-term capital gain. If these holding period requirements are met, Reader's Digest is not entitled to any deduction for tax purposes.

     If the employee does not meet the holding period requirements, the employee recognizes, at the time of disposition of the shares, ordinary income equal to the difference between the price paid for the shares and fair market value on the purchase date, irrespective of the price at which the employee disposes of the shares, and an amount equal to such ordinary income is deductible by Reader's Digest, subject to the deduction limitation of Section 162(m) of the Internal Revenue Code. Any gain or loss realized on the disposition of the shares will be capital gain or loss, and will be long-term gain or loss if the shares were held for more than one year.

NEW PLAN BENEFITS

     Because the Amended Employee Stock Purchase Plan is based on voluntary participation, benefits to be received by participants thereunder are not determinable.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Class B Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Meeting is required for approval of Proposal No. 2, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 2.

     Stockholder approval of the Amended Employee Stock Purchase Plan is being sought in order to make available to participants the tax advantages of compliance with Section 423 of the Internal Revenue Code and to comply with proposed new listing requirements for the New York Stock Exchange. If the Amended Employee Stock Purchase Plan is not approved by stockholders, Reader's Digest might continue to implement the Amended Employee Stock Purchase Plan in the form approved by the Board of Directors, if approval is not required by New York Stock Exchange or other applicable rules. However, in this case, the Amended Employee Stock Purchase Plan would not qualify under Section 423 of the Internal Revenue Code and the tax consequences in the first paragraph under "U.S. Federal Income Tax Consequences" above would not be applicable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL NO. 2.

              PROPOSAL NO. 3--APPROVAL OF THE AMENDED AND RESTATED
                   INTERNATIONAL EMPLOYEE STOCK OWNERSHIP PLAN


     On September 18, 2002, our Board of Directors of Reader's Digest approved an amendment and restatement of The Reader's Digest Association, Inc. International Employee Stock Purchase Plan, renamed as The Reader's Digest Association, Inc. International Employee Stock Ownership Plan (the "Amended International Employee Stock Ownership Plan"), subject to the approval of our stockholders. The aggregate number of shares of Class A Nonvoting Common Stock reserved for issuance under the Amended International Employee Stock Ownership Plan is 500,000 shares of which 261,028 shares remained available as of September 12, 2002. The Amended International Employee Stock Ownership Plan was initially approved by the Board of Directors of Reader's Digest on May 1, 1992. Since inception of the Amended International Employee Stock Ownership Plan, 238,972 shares of Class A Nonvoting Common Stock have been issued.

     The Amended International Employee Stock Ownership Plan is an umbrella plan under which most of Reader's Digest's non-U.S. companies and subsidiaries sponsor and administer a mirror program for their non-U.S. employees in accordance with each subsidiary's applicable jurisdiction. The Reader's Digest Association Limited ("RDA, Ltd.") is also authorized to sponsor a share incentive program for its employees referred to herein as the "U.K. Share Incentive Program." The Amended International Employee Stock Ownership Plan is being submitted for approval of the stockholders by the Board of Directors of Reader's Digest consistent with proposed new rules that amend the New York Stock Exchange listing requirements to require all equity compensation plans of a listed company to be approved by stockholders. The Amended International Employee Stock Ownership Plan does not comply with Section 423 of the Internal Revenue Code.

     The general terms of the Amended International Employee Stock Ownership Plan are described below and variations in the terms applicable to certain jurisdictions are highlighted under the sections captioned "U.K. Employee Stock Purchase Program," "Canada Employee Stock Purchase Program" and "U.K. Share Incentive Program." Capitalized terms not otherwise defined herein have the meaning set forth in the Amended International Employee Stock Ownership Plan. The following description does not highlight every variation for each of the non-U.S. companies or subsidiaries of Reader's Digest participating under the Amended International Employee Stock Ownership Plan and is qualified by reference to the laws and regulations of the applicable jurisdiction.

PURPOSE

     The purpose of the Amended International Employee Stock Ownership Plan is generally to provide an opportunity for eligible employees of designated non-U.S. companies or subsidiaries of Reader's Digest to purchase shares of Class A Nonvoting Common Stock at a discounted price through voluntary, systematic payroll deductions, without the payment of brokerage fees; employees from 18 countries participate in the Amended International Employee Stock Ownership Plan. In addition, the Amended International Employee Stock Ownership Plan includes authorization to RDA, Ltd. to sponsor a share incentive program for its employees. These employees are thereby provided with a convenient opportunity to acquire or increase their equity interest in Reader's Digest and an additional incentive to promote the best interests of Reader's Digest and all of its stockholders.

ADMINISTRATION; AMENDMENT AND TERMINATION

     The Amended International Employee Stock Ownership Plan is administered and interpreted by a committee of three or more persons appointed from time to time by the Board of Directors of Reader's Digest (the "Reader's Digest Committee") and the Committee is currently composed of Reader's Digest's Compensation and Nominating Committee. The Reader's Digest Committee's broad powers include authority, within the limitations provided in the Amended International Employee Stock Ownership Plan, to construe and interpret and correct defects, omissions and inconsistencies in the Amended International Employee Stock Ownership Plan. The Reader's Digest Committee is authorized to determine the eligibility of any particular non-U.S. company or subsidiary of Reader's Digest to participate in the Amended International Employee Stock Ownership Plan. Each non-U.S. entity designated by the Reader's Digest Committee for participation in the Amended International Employee Stock Ownership Plan is referred to herein as a "Designated Company." The Reader's Digest Committee is also authorized to approve the adoption of any program under the Amended International Employee Stock Ownership Plan by a Designated Company, to approve any material variation of a program in a form acceptable to it, to allocate the share reserve among the various programs sponsored by Designated Companies, and to exercise any discretionary right of the Board of Directors of Reader's Digest under each program.

     The Board of Directors of Reader's Digest may at any time and from time to time amend, suspend or terminate the Amended International Employee Stock Ownership Plan in whole or in part. The Amended International Employee Stock Ownership Plan will terminate when all or substantially all of the shares reserved thereunder have been issued.

ADOPTION BY A DESIGNATED COMPANY

     Once a non-U.S. company or subsidiary of Reader's Digest is designated by the Board of Directors of Reader's Digest to participate in the Amended International Employee Stock Ownership Plan, the board of directors of a Designated Company must adopt the program in the form attached as an exhibit to the Amended International Employee Stock Ownership Plan (the "Stock Purchase Program"), or in the case of RDA, Ltd., may also adopt the U.K. Share Incentive Program, with such material variations as may be advisable in order to comply with the laws and regulations of the Designated Company's applicable jurisdiction, upon advice from counsel and subject to any required approvals of the Reader's Digest Committee. A committee of the board of directors of each Designated Company will be appointed to administer the Stock Purchase Program or the U.K. Share Incentive Program and is referred to herein as a "Designated Company Committee."

ELIGIBLE EMPLOYEES

     Generally, all regular, full-time employees of a Designated Company at the commencement of a Purchase Period, who have been employed for at least 30 days, and whose customary employment is for more than 20 hours per week and for more than five months in any calendar year, are eligible to participate in a Stock Purchase Program. All regular, full-time employees of RDA, Ltd. are eligible to participate in the U.K. Share Incentive Program. Currently, approximately 1,990 employees are eligible to participate in the Amended International Employee Stock Ownership Plan.

SHARES OFFERED AND PURCHASABLE

     The maximum aggregate number of shares of Class A Nonvoting Common Stock reserved for issuance with respect to all Stock Purchase Programs is 400,000 shares. The maximum aggregate number of shares of Class A Nonvoting Common Stock reserved for issuance with respect to the U.K. Share Incentive Program is 100,000 shares. The shares delivered under the Amended International Employee Stock Ownership Plan may be newly issued, treasury or reacquired shares of Reader's Digest.

     The maximum aggregate number of shares of Class A Nonvoting Common Stock that may be made available for purchase and issuance under a Stock Purchase Program of a Designated Company is determined by the Reader's Digest Committee. The Reader's Digest Committee may notify a Designated Company's Committee or board of directors that shares reserved for purchase under the Designated Company's Stock Purchase Program are no longer available for purchase. The maximum number of shares of Class A Nonvoting Common Stock that may be purchased by an eligible employee under a Stock Purchase Program during a Purchase Period is determined by a Designated Company Committee in its sole discretion.

     A Designated Company Committee has the authority to determine whether or not each offering will be made under a Stock Purchase Program, unless the Reader's Digest Committee notifies the Designated Company Committee in writing at least 60 days prior to the date on which the Purchase Period of an offering would otherwise commence that no offering will be made. A Designated Company Committee also has the authority to determine the timing of the offering under a Stock Purchase Program and the duration of each Purchase Period. A Purchase Period is generally a six-month period, commencing on January 1 or July 1, during which payroll deductions are made under the Designated Company's Stock Purchase Program.

     In addition, a Designated Company Committee has the authority to determine the number of shares to be offered in a Purchase Period under a Stock Purchase Program, the maximum percentage of an employee's payroll that may be deducted to purchase shares, the applicable conversion or exchange rate for the amount of the employee's payroll deduction and the maximum number of shares that any employee may purchase in any Purchase Period. No participant may purchase shares under a Stock Purchase Program (and all other employee stock purchase plans) at a rate in excess of $25,100 of fair market value for any calendar year.

PURCHASE PRICE

     The purchase price of shares of Class A Nonvoting Common Stock in any offering under a Stock Purchase Program is 85% of the lower of the fair market value of Class A Nonvoting Common Stock on the first day and last business days of the Purchase Period, unless a greater percentage is determined by the Designated Company Committee with the approval of the board of directors of the Designated Company. So long as Class A Nonvoting Common Stock remains listed on the New York Stock Exchange, "fair market value" is the mean between the high and low sales prices on the New York Stock Exchange on the applicable date.

METHOD OF PURCHASE OF SHARES

     Shares of Class A Nonvoting Common Stock are purchased under a Stock Purchase Program with automatic payroll deductions made pursuant to voluntary employee elections. The amount of any payroll deduction will be converted to U.S. dollars prior to the purchase of shares of Class A Nonvoting Common Stock from Reader's Digest. Any payment made to a participant under a Stock Purchase Program will be made in the currency of the country in which the Designated Company is incorporated, unless the Designated Company Committee determines that payment should be made in the currency of another country.

     Amounts held by a Designated Company for the purchase of shares under the Stock Purchase Program are held as part of the general corporate assets of the Designated Company, except as otherwise required under the laws and regulations of the applicable jurisdiction. A Designated Company generally bears all administrative expenses and any brokerage expenses incurred upon the purchase of shares under a Stock Purchase Program. However, an employee will be required to pay any currency translation and other administrative fees as the Designated Company Committee may determine on amounts paid, transferred or refunded to an employee, and the Designated Company will be permitted to deduct any cash amount or withhold cash proceeds upon the sale of any shares from the employee's account in settlement of such fees.

OTHER INFORMATION

     The rights to purchase shares under the Amended International Employee Stock Ownership Plan may not be assigned or transferred (except by will or the laws of descent and distribution). The Designated Company Committee may, in its discretion, adopt restrictions on the sale, disposition and encumbrance of shares of Class A Nonvoting Common Stock acquired under the Amended International Employee Stock Ownership Plan. Unless otherwise determined by the Designated Company Committee, shares of Class A Nonvoting Common Stock may not be sold, transferred, assigned, pledged or otherwise encumbered by the employee from the date of purchase or receipt under the Amended International Employee Stock Ownership Plan until the first anniversary of the date of purchase or receipt.

     The aggregate number and kind of shares purchasable under the Amended International Employee Stock Ownership Plan, the number and kind of shares purchasable by an employee under a Stock Purchase Program, and the purchase price thereof, and the aggregate number and kind of shares granted under the U.K. Share Incentive Program are subject to appropriate adjustment in the event of certain changes in the capital stock of Reader's Digest, including stock dividends and splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, combinations or exchanges of shares, and certain distributions, reclassifications and issuances of warrants, options and rights offerings. In the case of a corporate transaction after which Reader's Digest is not the surviving corporation, the Reader's Digest Committee may determine in its sole discretion one of the following alternatives with respect to a Stock Purchase Program: a date up to 10 days before the consummation of a transaction will be the last day of the Purchase Period and there will be no further offerings; all rights to purchase shares will terminate and amounts credited will be refunded; or the Stock Purchase Program will continue with regard to offerings that commenced prior to the closing of the transaction and shares of the surviving corporation will be purchased based on the fair market value of the surviving corporation's stock after appropriate adjustment on the last day of a Purchase Period. Upon the dissolution or liquidation of Reader's Digest, all rights to purchase shares under the Amended International Employee Stock Ownership Plan will terminate, unless determined otherwise by the Reader's Digest Committee.

U.K. EMPLOYEE STOCK PURCHASE PROGRAM

     Every executive director or employee of Reader's Digest and any Participating Company (as defined in the Reader's Digest U.K. Stock Purchase Program), who has been a director or employee for 30 days or more as of the offering date and is chargeable to U.K. income tax in respect of his office or employment, may participate under the Reader's Digest U.K. Stock Purchase Program, unless the individual is prohibited from participating under applicable U.K. laws and regulations.

     A U.K. participant may save each month up to a maximum aggregate monthly savings amount as the U.K. Designated Company Committee may decide with respect to each offering. Each offering will be made in writing and (1) specify a date of not less than 14 and not more than 21 days in which a participant may make an application, (2) allow a participant to select a savings contract of a term of 3 or 5 years under which the participant invests the monthly savings amount, and
(3) specify the maximum aggregate monthly savings amount. At the end of the savings contract, Class A Nonvoting Common Stock will be acquired. The exercise price per share of Class A Nonvoting Common Stock will be specified in the offering and will equal 85% of the average of the highest and lowest sale price as reported on the New York Stock Exchange on the date before issuance of an offering. The U.K. Designated Company Committee may determine a limit on the number of shares of Class A Nonvoting Common Stock that will be available to eligible employees in respect of an offering period. Upon a change in control of Reader's Digest, a participant generally may exercise an existing option within six months of the time when an acquirer has acquired control of Reader's Digest.

CANADIAN STOCK PURCHASE PROGRAM

     Generally, all regular, full-time employees of Reader's Digest Association (Canada) Ltd., Reader's Digest Magazines Limited and its subsidiaries at the commencement of a Purchase Period, who have been employed for at least 30 days, and whose customary employment is for more than 20 hours per week and for more than five months in any calendar year, are eligible to participate in The Canadian Stock Purchase Program.

     The Canada Designated Company program provides, in order to comply with applicable laws and regulations, that the purchase price in any offering under The Canadian Stock Purchase Program will be 90% of the lower of the fair market value of Class A Nonvoting Common Stock on the first day and last business day of the Purchase Period.

THE U.K. SHARE INCENTIVE PROGRAM

     The Reader's Digest Committee is authorized to approve the adoption of the U.K. Share Incentive Program in a form acceptable to it. Upon approval of the U.K. Share Incentive Program, the board of directors of RDA, Ltd. is authorized in its discretion to adopt any rules and regulations of the U.K. Share Incentive Program, with such provisions as may be advisable in order to comply with the laws and regulations of the United Kingdom and subject to any required approvals of U.K. Inland Revenue. The U.K. Share Incentive Program generally provides for awards of shares of Class A Nonvoting Common Stock to all employees of RDA, Ltd., except as determined by the UK Designated Company Committee. The Reader's Digest Committee will be entitled at any time to review the U.K. Share Incentive Program and any rules and regulations adopted by the RDA, Ltd. board of directors and make such amendments and modifications thereto as it may deem advisable, including termination of the U.K. Share Incentive Program.

U.S. FEDERAL INCOME TAX CONSEQUENCES FOR EMPLOYEES

     Tax Consequences for Non-U.S. Participants. The tax consequences of participation in the Amended International Employee Stock Ownership Plan will vary depending on the tax laws of the jurisdiction in which the employee resides and/or works. The employee will be solely responsible for taxes incurred as a result of the employee's participation in the Amended International Employee Stock Ownership Plan. A non-U.S. employee generally will not be subject to U.S. federal income tax or tax withholding upon the purchase of shares under the Amended International Employee Stock Ownership Plan. The employee will ensure that, upon disposition of any shares under the Amended International Employee Stock Ownership Plan, all income upon which tax is due is reported to the appropriate tax authorities and that all applicable taxes are paid.

     Tax Consequences to Reader's Digest. Generally, there will be no U.S. federal income tax deductions available to Reader's Digest in connection with the purchase of Reader's Digest Class A Nonvoting Common Stock by employees of a Designated Company pursuant to the Amended International Employee Stock Ownership Plan.

NEW PLAN BENEFITS

     Because the Amended International Employee Stock Ownership Plan is generally based on voluntary participation, benefits to be received by participants are not determinable.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Class B Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 3 at the Meeting is required for approval of Proposal No. 3, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 3.

     Stockholder approval of the Amended International Employee Stock Ownership Plan is being sought in order to comply with proposed new listing requirements for the New York Stock Exchange. If the Amended International Employee Stock Ownership Plan is not approved by stockholders, Reader's Digest might continue to implement the Amended International Employee Stock Ownership Plan in the form approved by the Board of Directors, if approval is not required by New York Stock Exchange or other applicable rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL NO. 3.

   PROPOSAL NO. 4--APPROVAL OF THE READER'S DIGEST ASSOCIATION, INC.
                   2002 KEY EMPLOYEE LONG TERM INCENTIVE PLAN

     In September 2002, the Compensation and Nominating Committee and the Board of Directors approved and adopted The Reader's Digest Association, Inc. 2002 Key Employee Long Term Incentive Plan (the "2002 Long Term Incentive Plan"), subject to stockholder approval, reserving 4,500,000 shares of Class A Nonvoting Common Stock for issuance thereunder, since only 1,578,661 shares remain available as of September 12, 2002 for awards under The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"). Since July 1, 2002, Reader's Digest made awards to key employees under the 1994 Long Term Incentive Plan of 1,939,250 shares subject to stock options, 154,163 deferred stock awards, and 903,080 shares of non-dividend-paying restricted stock. Any capitalized terms in this proposal that are not otherwise defined have the meaning set forth in the 2002 Long Term Incentive Plan. The purpose of the 2002 Long Term Incentive Plan is to enable Reader's Digest to offer key employees of Reader's Digest and its Designated Subsidiaries performance-based stock and cash incentives and other equity interests in Reader's Digest and other incentive awards, thereby attracting, retaining and rewarding such key employees, and strengthening the mutuality of interests between key employees and Reader's Digest's stockholders. This proposal is being submitted to stockholders by the Board of Directors of Reader's Digest. Any grants of Awards under the 2002 Long Term Incentive Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by stockholders.

STOCKHOLDER PROTECTION AND CORPORATE GOVERNANCE PRACTICES

     The 2002 Long Term Incentive Plan contains a number of features that the Board of Directors believes are consistent with stockholder protection and sound corporate governance practices.

     Limitation on Shares Issued Other Than for Stock Options and SARs. The 2002 Long Term Incentive Plan limits to 20% of the total aggregate number of shares of Class A Nonvoting Common Stock reserved for issuance under the 2002 Long Term Incentive Plan that may be issued with respect to Awards other than Stock Options and Non-Tandem Stock Appreciation Rights.

     No Discount Stock Options. The 2002 Long Term Incentive Plan prohibits the grant of a Stock Option with an exercise price of less than the fair market value of the Class A Nonvoting Common Stock on the date the Stock Option is granted.

     No Stock Option Repricings. The 2002 Long Term Incentive Plan prohibits the repricing of Stock Options without the approval of stockholders entitled to vote. This provision applies to both direct repricings - lowering the exercise price of a Stock Option - and indirect repricings - canceling an outstanding Stock Option and granting a replacement Stock Option with a lower exercise price.

     None of the foregoing features may be modified without approval of the stockholders of Reader's Digest entitled to vote.

     1994 Long Term Incentive Plan. The Board of Directors amended the 1994 Long Term Incentive Plan effective as of September 18, 2002, to eliminate the ability to grant stock options at less than 100% of fair market value and to prohibit repricing of stock options without stockholder approval. The Board of Directors believes these amendments are consistent with sound stockholder protection and corporate governance practices.

     No Evergreen Provision. The 2002 Long Term Incentive Plan and the 1994 Long Term Incentive Plan do not contain an "evergreen provision" - there is no automatic provision to replenish the number of shares of Class A Nonvoting Common Stock reserved for issuance under the 2002 Long Term Incentive Plan or the 1994 Long Term Incentive Plan based on the number or percentage of shares of capital stock of Reader's Digest outstanding.

     Other Features. The 2002 Long Term Incentive Plan and the 1994 Long Term Incentive Plan are governed by a Committee consisting of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code as described in more detail under "Administration; Amendment and Termination" below. In addition, non-employee Directors do not receive any discretionary awards of Reader's Digest common stock, as described in "Compensation of Directors" above. The 2002 Long Term Incentive Plan and the 1994 Long Term Incentive Plan also do not provide for the automatic grant of a reload or restoration Stock Option.

TYPES OF AWARDS

     Awards under the 2002 Long Term Incentive Plan ("Awards") may consist of Stock Options (which may be Non-Qualified Stock Options or Incentive Stock Options), Stock Appreciation Rights (which may be Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights), Restricted Stock (including Performance-Based Restricted Stock), Performance Shares, Performance Units and Other Stock-Based Awards. No Awards may be made under the 2002 Long Term Incentive Plan after September 17, 2012.

ADMINISTRATION; AMENDMENT AND TERMINATION

     The 2002 Long Term Incentive Plan is administered and interpreted by a committee of Reader's Digest's Directors (the "Committee"). The Committee consists of two or more "nonemployee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code with respect to Awards intended to qualify under those rules and regulations. The Committee is currently composed of the members of Reader's Digest's Compensation and Nominating Committee. The Committee's broad powers include authority, within the limitations provided in the 2002 Long Term Incentive Plan, to select the eligible employees to receive Awards, to determine the type, amount and terms and conditions of Awards, to determine the circumstances under which Awards are to operate with other awards, to determine the form of consideration for settlement of the Awards, and to determine whether Awards may be deferred. The Committee may construe and interpret and correct defects, omissions and inconsistencies in the 2002 Long Term Incentive Plan and agreements relating thereto.

     The Board of Directors may at any time and from time to time amend, suspend or terminate the amended 2002 Long Term Incentive Plan in whole or in part, provided, however, that, unless required by law, no amendment may impair the rights of a participant with respect to outstanding Awards without the participant's consent. Moreover, without the approval of the stockholders, no amendment may be made that would (i) increase the aggregate number of shares of Class A Nonvoting Common Stock that may be issued or the percentage that can be issued with respect to other than Stock Options and Non-Tandem Stock Appreciation Rights, (ii) change the definition of eligible employees, (iii) decrease the option price of any Stock Option to less than 100% of the fair market value on the date of grant, (iv) reduce the option price of an outstanding Stock Option, either by lowering the option price or by canceling an outstanding Stock Option and granting a replacement Stock Option with a lower exercise price, or (v) extend the maximum option period under the 2002 Long Term Incentive Plan. Subject to the "Change in Control" provisions described below, in the event of a merger transaction or other similar transaction, outstanding Awards will be treated as provided for in the agreement entered into in connection with the transaction or, if not so provided, each participant will receive the same number and kind of stock, securities, cash or other property or consideration that each holder of a share of capital stock of Reader's Digest was entitled to receive in the transaction.

ELIGIBILITY

     Senior officers, senior managers and key employees of Reader's Digest and its Designated Subsidiaries as determined by the Committee are eligible to be granted Awards under the amended 2002 Long Term Incentive Plan. Currently, approximately 900 employees are eligible to receive Awards under the 2002 Long Term Incentive Plan.

SHARES RESERVED

     The maximum number of shares that may be issued under the 2002 Long Term Incentive Plan or with respect to which Non-Tandem Stock Appreciation Rights may be granted is 4,500,000 shares of Reader's Digest's Class A Nonvoting Common Stock, subject to adjustments upon a change in capitalization, described below. No more than 20% of the shares of Class A Nonvoting Common Stock issuable under the 2002 Long Term Incentive Plan may be issued with respect to Awards other than Stock Options or Non-Tandem Stock Appreciation Rights. As of September 12, 2002, no Awards had been granted under the 2002 Long Term Incentive Plan. Unexercised Options (except those that relate to another Right or Award under the 2002 Long Term Incentive Plan that is exercised) that expire, terminate or are canceled, or are settled other than in Class A Nonvoting Common Stock, become again available for Awards under the 2002 Long Term Incentive Plan.

     The aggregate number and kind of shares that may be issued under the 2002 Long Term Incentive Plan or granted to an eligible employee in any fiscal year, the number and kind of shares subject to Awards under the 2002 Long Term Incentive Plan and the exercise or purchase price thereof, and the performance goals are subject to appropriate adjustment in the event of certain changes in the capital stock of Reader's Digest, including stock dividends and splits, recapitalizations, reorganizations, mergers, consolidations, split-ups, spin-offs, combinations or exchanges of shares, and certain distributions, reclassifications and issuances of warrants, options or rights offerings.

STOCK OPTIONS

     Stock Options may be Incentive Stock Options, which are intended to qualify under Section 422 of the Internal Revenue Code, or Non-Qualified Stock Options, which are not intended to so qualify. The exercise price of a Non-Qualified Stock Option or an Incentive Stock Option may not be less than 100% of the fair market value of the Class A Nonvoting Common Stock at grant and its term may not exceed 10 years from the date of grant. So long as the Class A Nonvoting Common Stock remains listed on the New York Stock Exchange, "fair market value" is the mean between the high and low sales prices on the New York Stock Exchange on the applicable date. Unless determined by the Committee at grant, no Stock Option may be exercised prior to the first anniversary of the date of grant. The 2002 Long Term Incentive Plan does not provide for automatic reload or restoration Stock Options.

     A Stock Appreciation Right is the right to receive the difference, either in cash or in Class A Nonvoting Common Stock, between the fair market value of a share of Class A Nonvoting Common Stock as of the date of exercise and as of the date of award. Tandem Stock Appreciation Rights are granted in conjunction with all or part of a Stock Option and Non-Tandem Stock Appreciation Rights are granted without reference to all or part of a Stock Option.

     Generally, the term and exercisability of a Tandem Stock Appreciation Right are the same as the related Stock Option, and the Tandem Stock Appreciation Right may be exercised only by surrendering the applicable portion of the related Stock Option. The term and exercisability of a Non-Tandem Stock Appreciation Right are determined by the Committee, but the term shall not exceed 10 years and one day from the date of grant.

     The Committee may provide for Stock Options and Stock Appreciation Rights to be exercisable in installments. Except as provided above, no Stock Option or Stock Appreciation Right may be transferred by the recipient otherwise than by will or the laws of descent and distribution. A Stock Option agreement may provide that the Stock Option be settled upon exercise by the delivery of Performance Shares or Restricted Stock valued at fair market value.

     No employee may be granted either Stock Options or Non-Tandem Stock Appreciation Rights, or both, with respect to a total of more than 1,200,000 shares of Class A Nonvoting Common Stock during any fiscal year of Reader's Digest.

     If the participant's employment terminates by reason of death, disability or retirement, generally any outstanding Stock Option or Stock Appreciation Right will vest fully and be exercisable until the first anniversary of the date of death or the third anniversary of the date of termination by disability or retirement, or until expiration of the Award, if earlier. Upon termination for any other reason, any Stock Option or Stock Appreciation Right will immediately terminate, except that a previously vested Award will be exercisable for the lesser of three months or the balance of the Award's term if the participant is terminated involuntarily without cause.

RESTRICTED STOCK

     Restricted Stock are shares of Class A Nonvoting Common Stock awarded under the 2002 Long Term Incentive Plan subject to such transferability restrictions and other terms and conditions as the Committee may determine, including purchase price (if any), restriction period, vesting schedule (including whether restrictions lapse upon termination of employment) and requirement of attainment of performance goals. The Committee may, in its discretion, provide for the lapse, acceleration or waiver of any restrictions, in whole or in part. The participant has all the rights of a stockholder with respect to the shares of Restricted Stock, including, if specified by the Committee, the right to receive dividends.

     Restricted Stock intended to meet the requirements of Section 162(m) of the Internal Revenue Code is referred to as Performance-Based Restricted Stock and will have the material terms described below under "Performance-Based Compensation." In addition, no employee may be granted Performance-Based Restricted Stock with respect to a total of more than 600,000 shares of Class A Nonvoting Common Stock during any Restriction Period of one to five years (determined by the Committee). Unless otherwise provided by the Committee with respect to Performance-Based Restricted Stock, two or more Restriction Periods may overlap, but no two Restriction Periods may consist entirely of the same period.

PERFORMANCE UNITS AND PERFORMANCE SHARES

     A Performance Unit is the right to receive a fixed dollar amount in cash or Class A Nonvoting Common Stock based on the attainment during a Performance Cycle (determined by the Committee) of such performance goals or other factors or criteria as the Committee determines. A Performance Share is the right to receive Class A Nonvoting Common Stock or cash of an equivalent value at the end of a specified Performance Period (determined by the Committee) based on the attainment during the Performance Period of such performance goals or other factors or criteria as the Committee determines. Unless otherwise determined by the Committee, a participant is not entitled to receive dividends on the Class A Nonvoting Common Stock covered by a Performance Share Award.

     Generally, neither Performance Units nor Performance Shares may be transferred by the participant. At the end of the Performance Cycle or Performance Period, the Committee determines the extent to which any pertinent performance goals have been achieved and the percentage of Performance Units or number of Performance Shares that have vested. The Committee may, in its discretion, provide for accelerated vesting of Performance Units and Performance Shares.

     Performance Units and Performance Shares intended to meet the requirements of Section 162(m) of the Internal Revenue Code will have the material terms described below under "Performance-Based Compensation." In addition, no employee may receive a Performance Unit Award intended to qualify under Section 162(m) of the Internal Revenue Code that exceeds $3,000,000 multiplied by the number of years in a Performance Cycle of one to five years (determined by the Committee) and no employee may be granted Performance Shares intended to qualify under
Section 162(m) of the Internal Revenue Code with respect to a total of more than 500,000 shares of Class A Nonvoting Common Stock with respect to any Performance Period of one to five years (determined by the Committee). Unless otherwise provided by the Committee with respect to Performance Units or Performance Shares intended to qualify under Section 162(m) of the Internal Revenue Code, two or more Performance Cycles or Performance Periods, as applicable, may overlap, but no two Performance Cycles or Performance Periods, as applicable, may consist entirely of the same period.

PERFORMANCE-BASED COMPENSATION

     Senior officers, senior management and key employees of Reader's Digest and its Designated Subsidiaries are eligible to receive Awards of Performance-Based Restricted Stock, and Performance Shares and Performance Units intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Performance-Based Compensation").

     The performance goals applicable to Performance-Based Restricted Stock, and Performance Shares and Performance Units intended to qualify as Performance-Based Compensation, will be based on any one or more of the following business criteria relating to Reader's Digest or any subsidiary, division or other unit of Reader's Digest: (i) revenue, (ii) net income, (iii) net income per share, (iv) operating income, (v) earnings per share, (vi) cash flow, (vii) earnings before interest, taxes, depreciation and amortization (EBITDA), (viii) total stockholder return, (ix) total stockholder return relative to peers, (x) financial returns (including, without limitation, return on assets, return on equity and return on investment), (xi) cost reduction targets, (xii) customer satisfaction, (xiii) customer growth, (xiv) employee satisfaction, or (xv) any one or more of the foregoing.

     Except to the extent that the treatment of the Performance-Based Restricted Stock, Performance Shares or Performance Units as Performance-Based Compensation would be adversely affected, at the time of grant of such Awards or at any time thereafter, the Committee may provide for the manner in which performance will be measured against the performance goals (or may adjust the performance goals) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesigns, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

     The performance goals with respect to a Restriction Period, Performance Cycle or Performance Period (as applicable) shall be established by the Committee by the earlier of (x) the date on which a quarter of the period or cycle has elapsed or (y) the date which is 90 days after the commencement of the period or cycle, and in any event while the performance relating to the performance goals remains substantially uncertain.

     Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Award of Performance-Based Restricted Stock, Performance Shares or Performance Units that is intended to constitute Performance-Based Compensation made to a Participant who is subject to Section 162(m) of the Internal Revenue Code, the Committee shall certify in writing that the applicable performance goals have been satisfied to the extent necessary for the Award to qualify as Performance-Based Compensation. A Participant's Award of Performance-Based Restricted Stock, Performance Shares or Performance Units that is intended to qualify as Performance-Based Compensation may be reduced at any time prior to payment. The Committee is precluded from exercising any discretion with respect to Awards of Performance-Based Restricted Stock, Performance Shares or Performance Units that are intended to qualify as Performance-Based Compensation to increase the amount of compensation payable that would otherwise be due upon attainment of the performance goal.

OTHER STOCK-BASED AWARDS AND EXCHANGES

     Other Awards of Class A Nonvoting Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Class A Nonvoting Common Stock may be granted under the 2002 Long Term Incentive Plan subject to such terms and conditions, including price, dividend entitlement, vesting and transferability, as the Committee determines. In addition, the Committee may, in its discretion, permit a participant to elect to receive an Award under the 2002 Long Term Incentive Plan in lieu of any other compensation from Reader's Digest.

DEFERRAL ELECTION

     A participant may, at the discretion of the Committee, elect to have the payment or a portion of each Award deferred in accordance with Reader's Digest's Deferred Compensation Plan as in effect from time to time, or a successor or equivalent plan. Under the Deferred Compensation Plan currently, deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by the Committee. For the second calendar quarter of 2002, the quarterly interest credit was 1.1842 percent.

CHANGE IN CONTROL

     Generally, in the event of a change in control of Reader's Digest, all outstanding Stock Options and Stock Appreciation Rights become fully vested and immediately exercisable in their entirety, all Performance Units and Performance Shares become vested as if the applicable Performance Cycle or Performance Period had ended upon the change in control, with the target number of Performance Shares deemed earned at such time, and all restrictions on Restricted Stock lapse.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the U.S. federal income tax consequences of the 2002 Long Term Incentive Plan.

     Stock Options. No income will be recognized by the holder and Reader's Digest will not be entitled to a deduction at the time of grant of either a Non-Qualified Stock Option or an Incentive Stock Option.

     On exercise of a Non-Qualified Stock Option, the amount by which the fair market value of the Class A Nonvoting Common Stock on the date of exercise exceeds the option exercise price will be taxable to the holder as ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under

Section 162(m), deductible by Reader's Digest. The subsequent disposition of shares acquired upon exercise of a Non-Qualified Stock Option will ordinarily result in capital gain or loss.

     On exercise of an Incentive Stock Option, the holder will not recognize any income and Reader's Digest will not be entitled to a deduction. However, for purposes of the alternative minimum tax, the exercise of an Incentive Stock Option will be treated as an exercise of a Non-Qualified Stock Option. Accordingly, the exercise of an Incentive Stock Option may result in an alternative minimum tax liability.

     The disposition of shares acquired upon exercise of an Incentive Stock Option will ordinarily result in capital gain or loss. However, if the holder disposes of shares acquired upon exercise of an Incentive Stock Option within two years after the date of grant or one year after the date of exercise (a "disqualifying disposition"), the holder will recognize ordinary income, in the amount of the excess of the fair market value of the shares of Class A Nonvoting Common Stock on the date the option was exercised over the option exercise price (or, in certain circumstances, the gain on sale, if less). Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of exercise of the Option will generally be capital gain. Subject to any deduction limitation under Section 162(m), Reader's Digest will be entitled to a deduction equal to the amount of ordinary income recognized by a holder.

     If an Option is exercised through the use of Class A Nonvoting Common Stock previously owned by the holder, such exercise generally will not be considered a taxable disposition of the previously owned shares and thus no gain or loss will be recognized with respect to such shares upon such exercise. However, if the option is an Incentive Stock Option, and the previously owned shares were acquired on the exercise of an Incentive Stock Option or other tax-qualified stock option (such as shares received under Reader's Digest's Employee Stock Purchase Plan), and the holding period requirement for those shares is not satisfied at the time they are used to exercise the Option, such use will constitute a disqualifying disposition of the previously owned shares resulting in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above.

     Stock Appreciation Rights. The amount of any cash (or the fair market value of any Class A Nonvoting Common Stock) received upon the exercise of a stock appreciation right under the 2002 Long Term Incentive Plan will be includible in the employee's ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under Section 162(m), deductible by Reader's Digest.

     Other Awards. Under Section 83(b) of the Internal Revenue Code, an employee may elect to include in ordinary income, as compensation at the time Restricted Stock is first issued, the excess of the fair market value of such shares at the time of issuance over the amount paid, if any, by the employee for such shares. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a Restricted Stock award until such shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income and, subject to satisfying applicable withholding requirements and any deduction limitation under Section 162(m), Reader's Digest will be entitled to a deduction in an amount equal to the excess of the fair market value of the Class A Nonvoting Common Stock on the date of lapse over the amount paid, if any, by the employee for such shares. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the Restricted Stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee's ordinary income as compensation at the time of receipt.

     Generally, an employee will not recognize any taxable income and Reader's Digest will not be entitled to a deduction upon the award of Performance Shares or Performance Units. At the time the employee receives the distribution in respect of the Performance Shares or the Performance Units, the fair market value of shares of Class A Nonvoting Common Stock or the amount of any cash received in payment for such Awards generally is taxable to the employee as ordinary income and, subject to the deduction limitation under
Section 162(m), deductible by Reader's Digest.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation, such as Reader's Digest, for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for Performance-Based Compensation the material terms of which are disclosed to and approved by stockholders. Reader's Digest has structured and intends to implement the 2002 Long Term Incentive Plan so that specified compensation resulting therefrom would be Performance-Based Compensation. To allow Reader's Digest to so qualify such compensation, Reader's Digest is seeking stockholder approval of the 2002 Long Term Incentive Plan and the material terms of the performance goals of Awards of Performance-Based Restricted Stock, Performance Shares and Performance Units intended to qualify as Performance-Based Compensation as well as its Awards of Stock Options and Stock Appreciation Rights.

EFFECT ON EARNINGS

     Currently, neither the grant nor the exercise of a Stock Option will result in any charge to pretax earnings. Grants of Restricted Stock result in a charge to pretax earnings over the restriction period for the fair market value of the stock at the date of issuance. All other Awards provided for under the 2002 Long Term Incentive Plan will require a pretax charge to earnings accrued over an appropriate period of time, based on the difference between fair market value of the shares or Award and the grant price.

NEW PLAN BENEFITS

     The benefits that may be awarded under the 2002 Long Term Incentive Plan are not currently determinable. The following table shows the benefits that were received in fiscal 2002 by the individuals listed below under the 1994 Long Term Incentive Plan. The closing price of the Class A Nonvoting Common Stock on the New York Stock Exchange (Composite Transactions) on September 12, 2002 was $16.60.


                                                                               2002-2004 Performance Shares
           Name                         Number of       Restricted
                                      Options/SARs       Stock(1)        Threshold(2)      Target(2)       Maximum(2)

Thomas O. Ryder                            400,000             N/A          29,309           58,617         175,851

Eric W. Schrier                             79,800          17,439          10,942           21,884          65,652

Thomas D. Gardner                           52,350          17,097           6,350           12,700          38,100

Peter J.C. Davenport                        27,900             N/A           5,276           10,551          31,653

Robert E. Raymond                           33,300          19,912           5,048           10,095          30,285

All executive officers                     908,100         136,774          99,486          198,971         596,913

All Directors who are not
executive officers                             N/A             N/A             N/A              N/A             N/A

All employees, excluding executive
officers                                 1,668,610         221,560         151,558          303,115         909,345


(1) The restricted stock awards shown were made by Reader's Digest during fiscal 2002 under the 1994 Long Term Incentive Plan and include deferred stock awards. The terms and vesting of the restricted stock awards are reflected in footnote 4 to the "Summary Compensation Table," described above.

(2) In fiscal 2002, Reader's Digest granted long term incentive awards under the 1994 Long Term Incentive Plan pursuant to which participants will receive at the end of the fiscal year 2002-2004 Performance Cycle the value of the number of Performance Shares shown, respectively, based on Reader's Digest's performance in relation to the achievement of performance goals relating to operating income, earnings per share, and total shareholder return relative to peers.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Class B Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 4 at the Meeting is required for approval of Proposal No. 4, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 4.

     Stockholder approval of the 2002 Long Term Incentive Plan and the material terms of the performance goals of Performance-Based Restricted Stock, Performance Shares and Performance Units intended to qualify as Performance-Based Compensation and Stock Options and Stock Appreciation Rights is being sought in order to allow Reader's Digest to qualify certain compensation received thereunder as Performance-Based Compensation under Section 162(m) of the Internal Revenue Code and to comply with current and proposed new listing requirements for the New York Stock Exchange. If stockholder approval of the 2002 Long Term Incentive Plan and the material terms of the performance goals of such Awards is attained, Reader's Digest will be entitled to a deduction to the extent permitted under Section 162(m) of the Internal Revenue Code.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL NO. 4.

          PROPOSAL NO. 5--APPROVAL OF THE READER'S DIGEST ASSOCIATION, INC.
                          DIRECTOR COMPENSATION PROGRAM

     In March 1998, our Compensation and Nominating Committee and our Board of Directors approved and adopted The Reader's Digest Association, Inc. Director Compensation Program (the "Director Compensation Program"). On September 18, 2002, the Board of Directors reserved 300,000 shares of Class A Nonvoting Common Stock for issuance under the Director Compensation Program, subject to stockholder approval. The Director Compensation Program was initially approved by the Board of Directors of Reader's Digest on April 1, 1998. Since inception of the Director Compensation Program, 55,100 shares of Class A Nonvoting Common Stock have been issued. The purpose of the Director Compensation Program is to enable Reader's Digest to attract and retain qualified individuals to serve as non-employee directors on the Board of Directors, to strengthen the non-employee directors' relationship with Reader's Digest and to more completely align the directors' interests with the interests of stockholders generally. The Director Compensation Program is being submitted for approval of the stockholders by the Board of Directors of Reader's Digest consistent with proposed new rules that amend the New York Stock Exchange listing requirements to require all equity compensation plans of a listed company to be approved by stockholders.

RETAINERS

     The Director Compensation Program provides for payment of the annual retainer fees described above under "Compensation of Directors" in cash or shares of Class A Nonvoting Common Stock. In lieu of an annual cash retainer, Reader's Digest grants to each non-employee director who is a director at the beginning of the calendar year on the first trading day of each calendar year a number of shares of Class A Nonvoting Common Stock equal to (A) $32,000, divided by (B) the average per share closing price over the 20 trading days immediately preceding the date of grant, rounded to the nearest number of 50 shares.

     With respect to each non-employee director who becomes a director during the calendar year other than during the month of December, Reader's Digest grants on the first trading day of the month following the month the director begins service, a number of shares of Class A Nonvoting Common Stock equal to
(A) the Pro-Rated Stock Retainer, divided by (B) the average per share closing price over the 20 trading days immediately preceding the date of grant, rounded to the nearest number of 50 shares. Pro-Rated Stock Retainer means $32,000, $24,000, $16,000 or $8,000 depending on whether the grant is made during the first, second, third or fourth calendar quarter, respectively.

     In addition, each non-employee director will receive quarterly $4,500 in cash as compensation for attendance at meetings of the Board of Directors. Each non-employee director who serves as a chairperson of a committee of the Board of Directors will receive an additional $750 in cash. All cash compensation relating to meetings will be payable at the end of each calendar quarter during which the non-employee director served in whole or in part.

ADDITIONAL BENEFITS

     Each non-employee director who began service prior to April 1, 1998 and who serves for at least 5 years will, upon retirement, receive an annual benefit of $32,000 payable in four equal installments at the end of each calendar quarter.

     Each non-employee director who begins service after April 1, 1998 and is a director at the beginning of the calendar year will be entitled to receive, in lieu of a retirement benefit, an annual grant on the first trading day of each calendar year of a number of shares of Class A Nonvoting Common Stock equal to
(A) $20,000, divided by (B) the average per share closing price over the 20 trading days immediately preceding the date of grant, rounded to the nearest number of 50 shares. With respect to each non-employee director who becomes a director during the calendar year other than during the month of December, Reader's Digest grants on the first trading day of the month following the month the director begins service, a number of shares of Class A Nonvoting Common Stock equal to (A) the Pro-Rated Stock Grant, divided by (B) the average per share closing price over the 20 trading days immediately preceding the date of grant, rounded to the nearest number of 50 shares. Pro-Rated Stock Grant means $20,000, $15,000, $10,000 or $5,000 depending on whether the grant is made during the first, second, third or fourth calendar quarter, respectively.

     Each non-employee director who begins service after April 1, 1998 will also receive quarterly $3,000 in cash compensation, payable at the end of each calendar quarter during which the non-employee director served in whole or in part.

ADMINISTRATION; AMENDMENT AND TERMINATION

     The Director Compensation Program is administered by Reader's Digest's Chief Human Resources Officer. The Board of Directors has the discretion to increase the amount of compensation described above payable under the Director Compensation Program to a non-employee director, including the cash or stock retainer and the additional benefits, without stockholder approval. The Board of Directors may at any time amend, modify, suspend or terminate the Director Compensation Program, provided, however, that no amendment, modification, suspension or termination will adversely affect any benefit or compensation that is either vested or accrued but unpaid at the time of such action. The Board of Directors may not amend or modify the Director Compensation Program to increase the maximum share reserve thereunder without stockholder approval.

ELIGIBILITY

     Non-employee directors of Reader's Digest are eligible to receive compensation and benefits under the Director Compensation Program. Currently, eight directors are eligible to participate.

SHARES RESERVED

     The maximum number of shares that may be issued under the Director Compensation Program is 300,000 shares of Reader's Digest's Class A Nonvoting Common Stock.

DEFERRAL ELECTION

     Each non-employee director may elect to defer 50%, 75% or 100% of the cash retainer and cash award for a designated period following termination from the Board of Directors in accordance with Reader's Digest's Deferred Compensation Plan for Non-Employee Directors, as in effect from time to time, or any successor or equivalent plan. Under the Deferred Compensation Plan for Non-Employee Directors currently, deferred compensation may be received in either a lump sum or in annual installments. Deferred compensation is credited to an unfunded account for each participant, on which interest accrues at a rate determined by the Committee. For the second calendar quarter of 2002, the quarterly interest credit was 1.1842 percent.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the U.S. federal income tax consequences of the Director Compensation Program.

     Stock Retainer. A director will recognize ordinary income on the fair market value of the shares of Class A Nonvoting Common Stock issued to the director at the time of issuance of the shares. Reader's Digest will be entitled to a corresponding federal income tax deduction at the same time and in the same amount as the income recognized by the director.

     Deferral Election. A director will not be subject to any federal income tax upon an election to defer the cash retainer or cash amount. However, the director generally will recognize ordinary income on the amount of cash received on the date of distribution. Reader's Digest will be entitled to a corresponding federal income tax deduction at the same time and in the same amount as the income recognized by the director.

NEW PLAN BENEFITS

     Benefits to be received by participants are not determinable. The following table shows the benefits that were received in fiscal 2002 by the individuals listed below under the Director Compensation Program. The closing price of the Class A Nonvoting Common Stock on the New York Stock Exchange (Composite Transactions) on September 12, 2002 was $16.60.


                                   Shares(1)                        Cash(2)
        Name                     (# of shares)                        ($)

Jonathan B. Bulkeley                 2,350                          30,000

Herman Cain                          2,350                          30,000

Lynne V. Cheney                      1,450                          19,500

M. Christine DeVita                  1,450                          18,000

James E. Preston                     1,450                          21,000

Lawrence R. Ricciardi                2,350                          33,000

C.J. Silas                           1,450                          21,000

William J. White                     1,450                          19,500

Ed Zschau                            2,350                          30,000

All executive officers                N/A                             N/A

All Directors who are
not executive officers                N/A                             N/A

All employees, excluding
executive officers                    N/A                             N/A


(1) Includes the annual share retainer and additional annual benefits described above paid in shares of Class A Nonvoting Common Stock.

(2) Includes the annual cash retainer, additional annual benefits and annual committee chairperson fees described above paid in cash.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the shares of Class B Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 5 at the Meeting is required for approval of Proposal No. 5, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. If no contrary indication is made, proxy cards in the accompanying form are to be voted for approval of Proposal No. 5.

     Stockholder approval of the Director Compensation Program is being sought in order to comply with proposed new listing requirements for the New York Stock Exchange. If the Director Compensation Program is not approved by stockholders, Reader's Digest might continue to implement the Director Compensation Program in the form approved by the Board of Directors, if approval is not required by New York Stock Exchange or other applicable rules.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF PROPOSAL NO. 5.

               SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and Reader's Digest's By-Laws, proposals of stockholders intended to be submitted at the 2002 Annual Meeting of Stockholders must be received by Reader's Digest at its principal executive offices on or before May 28, 2003 to be eligible for inclusion in Reader's Digest's notice of meeting, proxy statement and accompanying proxy card for that meeting or to be introduced from the floor at that meeting.

     Reader's Digest's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of Reader's Digest not less than 14 or more than 50 days prior to a meeting called to elect directors. The notice must contain specified information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common Stock beneficially owned (with evidence of such ownership) and any other information as would be required in a proxy statement soliciting proxies for the election of the proposed nominee, and a signed consent of the nominee to serve as a director if elected.


                                  MISCELLANEOUS

     The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than the proposals contained in this Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

     It is expected that a member of KPMG LLP, Reader's Digest's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

     Reader's Digest's 2002 Annual Report to Stockholders is being mailed to stockholders separately. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

     A copy of Reader's Digest's 2002 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon request to the Vice President, Investor Relations, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000. This report is also available to the public at the SEC's Web site at http://www.sec.gov.

                                        BY ORDER OF THE BOARD OF DIRECTORS:





                                        C.H.R. DUPREE
                                        Vice President and Corporate Secretary

September 26, 2002

            DRIVING DIRECTIONS TO READER'S DIGEST GLOBAL HEADQUARTERS


FROM MANHATTAN

From the East Side, take I-87 north (Major Deegan Thruway/New York State Thruway) into Yonkers to Exit 5, "Central Park Avenue, Route 100." Proceed on Route 100 north for 1 mile to entrance to the Sprain Brook Parkway (left turn). Continue on Sprain Brook Parkway north approximately 12 miles to the exit for the Saw Mill River Parkway north. Take the Saw Mill River Parkway north approximately 7 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

From the West Side, take the West Side Highway north to the Henry Hudson Parkway north to the Saw Mill River Parkway north. Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

FROM DUTCHESS OR PUTNAM COUNTY

Take I-84 south to I-684 south approximately 10 miles to Saw Mill River Parkway south. Bear right onto Exit 5 entering Saw Mill River Parkway south and continue approximately 7 miles to traffic light at READER'S DIGEST ROAD EXIT (EXIT 33). Turn left at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

FROM NEW JERSEY

Take I-287 east (Tappan Zee Bridge) to Exit 1 for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

FROM CONNECTICUT

Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for the Sprain Brook Parkway north. Take the Sprain Brook Parkway north approximately 4 miles to the exit for the Saw Mill River Parkway north. Take the Saw Mill River Parkway north approximately 7 miles to the traffic light at the READER'S DIGEST ROAD EXIT (EXIT 33). Turn right at the exit and bear right to the top of the hill, proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


      READER'S DIGEST AND THE PEGASUS LOGO ARE REGISTERED TRADEMARKS OF THE READER'S DIGEST ASSOCIATION, INC.

                   [Recycling Logo] Printed on recycled paper.

APPENDIX 1

                                      PROXY

                      THE READER'S DIGEST ASSOCIATION, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints each of James E. Preston, Thomas O. Ryder and William J. White as attorney and proxy, with full power of substitution, to represent the undersigned and vote as designated below all the shares of Class B Voting Common Stock that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held on November 8, 2002, and at any adjournments thereof, with all powers the undersigned would possess if personally present, on the proposals described in the Notice of Meeting and Proxy Statement of the Board of Directors and in accordance with the discretion of the Board of Directors on any other business that may come before the meeting. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF PROPOSALS 1, 2, 3, 4 AND 5.

     Please mark, date and sign your name exactly as it appears on this proxy card and return this proxy card in the enclosed envelope. For shares registered jointly, each joint owner should sign. Persons signing in a representative capacity (e.g., attorney, executor, administrator, trustee, guardian, etc.) or as an officer of a corporation should indicate their capacity, title or office.

                   THE PROXY IS CONTINUED ON THE REVERSE SIDE.

              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


                       Detach here from proxy voting card

           YOU CAN NOW ACCESS YOUR READER'S DIGEST ACCOUNT ONLINE.

Access your Reader's Digest stockholder account online via Investor ServiceDirect(sm) (ISD).

Mellon Investor Services LLC agent for The Reader's Digest Association, Inc., now makes it easy and convenient to get current information on your stockholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

--  View account status                 --  View payment history for dividends
--  View certificate history            --  Make address changes
--  View book-entry information         --  Obtain a duplicate 1099 tax form
                                        --  Establish/change your PIN


        VISIT US ON THE WEB AT HTTP://WWW.MELLON-INVESTOR.COM AND FOLLOW
                      THE INSTRUCTIONS SHOWN ON THIS PAGE.


STEP 1: FIRST TIME    STEP 2: LOG IN FOR ACCOUNT  STEP 3: ACCOUNT STATUS SCREEN
                                    ACCESS

You must first        You are now ready to         You are now ready to
establish a Personal  log in. To access your       to access your
Identification Number account please enter         account information
(PIN) online by       your:                        Click on the
following the                                      appropriate button
directions provided      -   SSN                   to view or initiate
in the upper right       -   PIN                   transactions.
portion of the web       -   Then click
screen as follows.           on the SUBMIT         - Certificate History
You will also need           button                - Book-Entry Information
your Social Security                               - Issue Certificate
Number (SSN)                                       - Payment History
available to                                       - Address Change
establish a PIN                                    - Duplicate 1099

INVESTOR               If you have more than
SERVICEDIRECT(sm) IS   one account, you will
CURRENTLY ONLY         now be asked to
AVAILABLE  FOR         select the appropriate
DOMESTIC INDIVIDUAL    account.
AND JOINT ACCOUNTS.
--  SSN
--  PIN
--  Then click on
    the ESTABLISH
    PIN button

PLEASE BE SURE TO
REMEMBER YOUR PIN,
OR MAINTAIN IT IN A
SECURE PLACE FOR FUTURE
REFERENCE.

              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

                                                                Please mark
                                                    [X]         your votes as
                                                                indicated in
                                                                this example

CLASS B VOTING COMMON STOCK. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF ITEMS 1, 2, 3, 4 and 5.


                                                                      WITHHELD
                                                            FOR       FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: 01 Thomas O. Ryder, 02 Jonathan B. Bulkeley,  [ ]         [ ]
    03 Herman Cain,  04 Lynne V. Cheney, 05 M. Christine
    DeVita, 06 James E. Preston, 07 Lawrence R. Ricciardi,
    08 William J. White, 09 Ed Zschau

WITHHELD FOR: (Write that nominee's name in the space provided below.)

-------------------------------------------------------------

2. To approve The Reader's Digest Association, Inc.   FOR  AGAINST   ABSTAIN
   Employee Stock Purchase Plan.                      [ ]    [ ]       [ ]

3. To approve The Reader's Digest Association, Inc.   FOR  AGAINST   ABSTAIN
   International Employee Stock Ownership Plan.       [ ]    [ ]       [ ]

4. To approve The Reader's Digest Association, Inc.   FOR  AGAINST   ABSTAIN
   2002 Key Employee Long Term Incentive Plan.        [ ]    [ ]       [ ]

5. To approve The Reader's Digest Association, Inc.   FOR  AGAINST   ABSTAIN
   Director Compensation Program.                     [ ]    [ ]       [ ]


Receipt is hereby acknowledged of The Reader's Digest
Association, Inc. Notice of Meeting and Proxy Statement.

Please disregard the following paragraph if you have previously provided your consent decision.

By checking the box to the right, I consent to future delivery of annual    [ ]
reports, proxy statements, prospectuses and other materials and stockholder communications electronically via the Internet at the webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future stockholder meeting unless such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs it may incur in printing documents, will be my responsibility.

By returning this proxy card you are conferring upon management the authority to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.


Signature_______________________Signature_______________Date_______________
Please sign this proxy as name(s) appear(s) above and return it promptly whether or not you plan to attend the Annual Meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the Annual Meeting and decide to vote by ballot, such vote will supercede this proxy.

APPENDIX 2

                                      PROXY

     PLEASE SIGN, DATE AND MAIL THIS VOTING DIRECTION CARD PROMPTLY IN THE
           ENVELOPE PROVIDED AFTER DETACHING AT THE PERFORATION BELOW

            THE EMPLOYEE OWNERSHIP PLAN AND THE 401(K)PARTNERSHIP OF
                      THE READER'S DIGEST ASSOCIATION, INC.

                  CONFIDENTIAL VOTING DIRECTION TO THE TRUSTEE
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I hereby direct State Street Bank and Trust Company, as Trustee under the Employee Ownership Plan and The 401(k) Partnership of The Reader's Digest Association, Inc., to vote as directed on the reverse side my proportionate interest in the shares of Class B Voting Common Stock of THE READER'S DIGEST ASSOCIATION, INC. held in the Stock Fund under that Plan at the Annual Meeting of Stockholders of THE READER'S DIGEST ASSOCIATION, INC. to be held November 8, 2002, and at any adjournments thereof, on the proposals as described in the Notice of Meeting and Proxy Statement of the Board of Directors.

                  (Please note any change of address below.)

             To be completed, signed and dated on the reverse side.

                              FOLD AND DETACH HERE


September 26, 2002


TO PARTICIPANTS IN THE EMPLOYEE OWNERSHIP PLAN AND THE 401(K) PARTNERSHIP OF THE READER'S DIGEST ASSOCIATION, INC.:

Enclosed herewith is a copy of the Notice of the 2002 Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company"), the related Proxy Statement of the Company's Board of Directors, and a Voting Direction Card. A copy of the Company's 2002 Annual Report to Stockholders has been sent to you separately. As a participant in The Employee Ownership Plan and The 401(k) Partnership of The Reader's Digest Association, Inc. (the "Plan"), you are entitled to direct State Street Bank and Trust Company, as Trustee under the Plan, as to how to vote the shares representing your proportionate interest in the Plan's Stock Fund on the record date.

We will vote shares of Class B Voting Common Stock held in the Stock Fund in accordance with your directions with respect to your proportionate interest in the shares if your directions are received by us no later than 12:00 p.m., Eastern Time, on Tuesday, November 5, 2002. Shares that have not yet been allocated to participants and shares that have been allocated but for which we do not receive timely directions will be voted in the same proportion as the shares for which we have received timely voting directions. Pursuant to the Plan's terms, your voting directions will be kept confidential.

THE BOARD OF DIRECTORS HAS RECOMMENDED A VOTE FOR EACH OF THE PROPOSALS LISTED ON THE VOTING DIRECTION CARD.

It is important that your voting rights be exercised at the Annual Meeting. Please complete, sign and date your Voting Direction Card and return it promptly in the enclosed return envelope so that it is received by us no later than 12:00 p.m., Eastern Time, on Tuesday, November 5, 2002. You may revoke your Voting Direction Card by giving written notice to us so that it is received by us no later than 12:00 p.m., Eastern Time, on Tuesday, November 5, 2002.


                                       STATE STREET BANK AND TRUST COMPANY,
                                       as Trustee.

                                                             Please mark your
                                                        [X]  votes as indicated
                                                             in this example

CLASS B VOTING COMMON STOCK. YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF ITEMS 1, 2, 3, 4 and 5.

                                                                       WITHHELD
                                                               FOR      FOR ALL
1. ELECTION OF DIRECTORS
    Nominees: 01 Thomas O. Ryder, 02 Jonathan B. Bulkeley,     [ ]       [ ]
    03 Herman Cain,  04 Lynne V. Cheney, 05 M. Christine
    DeVita, 06 James E. Preston, 07 Lawrence R. Ricciardi,
    08 William J. White, 09 Ed Zschau

WITHHELD FOR: (Write that nominee's name in the space provided below.)

 ------------------------------------------

2. To approve The Reader's Digest Association, Inc.   FOR  AGAINST    ABSTAIN
   Employee Stock Purchase Plan.                      [ ]    [ ]        [ ]

3. To approve The Reader's Digest Association, Inc.   FOR  AGAINST    ABSTAIN
   International Employee Stock Ownership Plan.       [ ]    [ ]        [ ]

4. To approve The Reader's Digest Association, Inc.   FOR  AGAINST    ABSTAIN
   2002 Key Employee Long Term Incentive Plan.        [ ]    [ ]        [ ]

5. To approve The Reader's Digest Association, Inc.   FOR  AGAINST    ABSTAIN
   Director Compensation Program.                     [ ]    [ ]        [ ]

                    The Trustee will vote your proportionate interest in the shares of Class B Voting Common Stock in the Stock Fund as you direct. IF YOU SIGN BELOW, BUT DO NOT GIVE ANY INSTRUCTIONS, THE TRUSTEE WILL VOTE YOUR PROPORTIONATE INTEREST IN THOSE SHARES AS RECOMMENDED BY THE BOARD OF DIRECTORS ON THE PROPOSALS LISTED HEREIN.



Signature_________________________________________Date________________________
(Please date and sign exactly as name is printed herein.)

APPENDIX 3
                  ADMISSION CARD                     [ ] I will attend the
                                                         Annual Meeting of
                                                         Stockholders on
                                                         November 8, 2002
This card will admit one stockholder to the              at 9:00 a.m. Eastern
Annual Meeting of Stockholders of The Reader's           Time.
Digest Association, Inc. to be held at 9:00 a.m.     Name _____________________
on November 8, 2002 at Reader's Digest's DeWitt
Wallace Auditorium, Reader's Digest Road,            Address __________________
Chappaqua, New York.                                 __________________________

        KEEP THIS PORTION                            Phone(OPTIONAL)__________

      Present this portion                           E-mail(OPTIONAL)_________
at the entrance to the Annual Meeting.
                                                     Return this portion if
                                                      you will attend the
                                                       Annual Meeting.

                                  STAMP

                                                  ADMISSION CARD

The Reader's Digest Association, Inc.      The Reader's Digest Association, Inc.
Reader's Digest Road
Pleasantville, New York 10570-7000         Annual Meeting of Stockholders
Attention: C.H.R. DuPree
           Secretary                              November 8, 2002

                                                     9:00 a.m.

ANNUAL MEETING OF STOCKHOLDERS                    KEEP THIS PORTION